                                                     Free Writing Prospectus
                                                     Filed Pursuant to Rule 433
                                                     Registration No. 333-130545

FREE WRITING PROSPECTUS SUPPLEMENT
Dated February 20, 2007

                   MERRILL LYNCH ALTERNATIVE NOTE ASSET TRUST,
                                 SERIES 2007-F1

                       MORTGAGE PASS-THROUGH CERTIFICATES

MERRILL LYNCH MORTGAGE     MERRILL LYNCH MORTGAGE    MERRILL LYNCH ALTERNATIVE
 LENDING, INC. SPONSOR   INVESTORS, INC. DEPOSITOR        NOTE ASSET TRUST,
                                                           SERIES 2007-A1
                                                           ISSUING ENTITY

                                   ----------

THE ISSUING ENTITY

The Merrill Lynch Alternative Note Asset Trust, Series 2007-F1 will be established to hold assets transferred to it by Merrill Lynch Mortgage Investors, Inc. The assets of the issuing entity will consist of fixed rate prime mortgage loans secured by first liens on one- to four-family residential properties that were acquired by Merrill Lynch Mortgage Lending, Inc. from Wachovia Mortgage Corporation, Ameriquest Mortgage Company, IndyMac Bank, F.S.B. and various other originators. The mortgage loans will be serviced by PHH Mortgage Corporation, Wilshire Credit Corporation, Wachovia Mortgage Corporation, IndyMac Bank, F.S.B. and various other servicers.

THE CERTIFICATES

Merrill Lynch, Pierce, Fenner & Smith Incorporated will sell the certificates, which will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the mortgage loans secured by the assets in the Merrill Lynch Alternative Note Asset Trust, Series 2007-F1. Investing in these certificates involves risks. You should not purchase these certificates unless you fully understand their risks and structure. See "Risk Factors" in this free writing prospectus supplement and page 1 of the attached prospectus. Neither these certificates nor the assets of the issuing entity will be obligations of Merrill Lynch Pierce, Fenner & Smith Incorporated, PHH Mortgage Corporation, Wachovia Mortgage Corporation, Wilshire Credit Corporation, IndyMac Bank, F.S.B., any other servicer, HSBC Bank USA, National Association, Wells Fargo Bank, N.A. or any of their affiliates. These certificates will not be insured or guaranteed by any governmental agency or any other entity.

Principal and interest will be payable monthly, as described herein and in the related prospectus supplement. The first distribution date will be April 25, 2007. Credit enhancement for the offered certificates includes shifting interest, limited cross-collateralization and subordination.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT (WHICH PROSPECTUS IS ATTACHED AS EXHIBIT A HERETO) AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-248-3580.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE WRITING PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter:
                               MERRILL LYNCH & CO.

                                TABLE OF CONTENTS

Summary...................................................................     1
Risk Factors..............................................................     7
Description of the Mortgage Pool..........................................    17
   General  ..............................................................    17
Assignment of the Mortgage Loans..........................................    17
The Transaction Parties...................................................    19
   The Issuing Entity.....................................................    19
   The Depositor..........................................................    19
   The Originators........................................................    20
   The Sponsor............................................................    28
   The Servicers..........................................................    29
   The Trustee............................................................    43
   The Master Servicer and Securities Administrator.......................    44
Affiliations and Relationships............................................    45
Administration of the Issuing Entity......................................    45
   Servicing and Administrative Responsibilities..........................    46
Fees and Expenses of the Issuing Entity...................................    48
Description of the Certificates...........................................    48
   General  ..............................................................    48
   Book-Entry Certificates................................................    48
   Payments on Mortgage Loans; Accounts...................................    53
   Available Distribution Amount..........................................    53
   Distributions of Interest..............................................    54
   Distributions of Principal.............................................    55
Priority of Distributions.................................................    57
   Subordination of the Payment of the Subordinate Certificates...........    61
   Allocation of Realized Losses..........................................    61
   Reports to Certificateholders..........................................    62
   Voting Rights..........................................................    64
Servicing of the Mortgage Loans....................                           64
   Servicing and Collection Procedures.......                                 64
   Servicing Compensation and Payment of Expenses.........................    65
Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage
   Loans..................................................................    66
Advances..................................................................    66
Evidence as to Compliance.................................................    66
The Pooling and Servicing Agreement.......................................    67
   General  ..............................................................    67
   Assignment of Mortgage Loans...........................................    67
   Amendment..............................................................    68
   Optional Termination...................................................    68
   Events of Default......................................................    68
   Indemnification and Limitation of Liability............................    69
Yield, Prepayment and Weighted Average Life...............................    69
General  .................................................................    69
   Subordination of the Offered Subordinate Certificates..................    72
   Weighted Average Life..................................................    72
Federal Income Tax Consequences...........................................    72
   The Residual Certificate...............................................    73
   Tax Return Disclosure Requirements.....................................    74
ERISA Matters.............................................................    74
Legal Matters.............................................................    78
Annex A...................................................................     1


                                       -i-

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                                     SUMMARY

          This summary highlights selected information from this free writing prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying materials.

PARTIES

ISSUING ENTITY

The name of the issuing entity is Merrill Lynch Alternative Note Asset Trust, Series 2007-F1. The issuing entity will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee.

ORIGINATORS

Wachovia Mortgage Corporation, a North Carolina corporation whose address is 401 South Tryon Street, Suite 2200, Charlotte, North Carolina 28202, Ameriquest Mortgage Company, a Delaware corporation whose address is 1100 Town and Country Road, Orange, California 92868, IndyMac Bank, F.S.B., a federal savings bank whose address is 888 East Walnut Street, Pasadena, California 91101-7211, and various other banks, savings and loans and other mortgage lending institutions (collectively, the "Originators").

See "The Transaction Parties - The Originator" in this free writing prospectus supplement.

SPONSOR

Merrill Lynch Mortgage Lending, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0336, will sell all of its interest in the mortgage loans to the depositor on the closing date. The sponsor is an affiliate of Merrill Lynch Mortgage Investors, Inc., the depositor, Wilshire Credit Corporation, a servicer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter.

See "The Transaction Parties - The Sponsor" and "Affiliations and Relationships" in this free writing prospectus supplement.

DEPOSITOR

On the closing date, Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357, will assign all of its interest in the mortgage loans to the trustee for the benefit of the certificateholders. The depositor is an affiliate of Merrill Lynch Mortgage Lending, Inc., the sponsor, Wilshire Credit Corporation, a servicer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter.

See "The Transaction Parties - The Depositor" and "Affiliations and Relationships" in this free writing prospectus supplement and "The Depositor" in the attached prospectus.

TRUSTEE

HSBC Bank USA, National Association, a national banking association whose address is 452 Fifth Avenue, New York, New York 10018 and whose telephone number is (212) 525-1367, will act as trustee of the issuing entity under the pooling and servicing agreement.

See "The Transaction Parties --The Trustee" in this free writing prospectus supplement.

MASTER SERVICER AND SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and whose telephone number is
(410) 884-

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2000, will be the master servicer and securities administrator.

See "The Transaction Parties - The Master Servicer and Securities Administrator" in this free writing prospectus supplement.

SERVICERS

PHH Mortgage Corporation, a New Jersey corporation whose address is 3000 Leadenhall Rd, Mt. Laurel, New Jersey 08054, Wilshire Credit Corporation, a Nevada Corporation whose address is 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005, Wachovia Mortgage Corporation, a North Carolina corporation whose address is 401 South Tryon Street, Suite 2200, Charlotte, North Carolina 28202, IndyMac Bank, F.S.B., a federal savings bank whose address is 888 East Walnut Street, Pasadena, California 91101-7211, and various other servicers (collectively, the "Servicers").

See "The Transaction Parties - The Servicers" and "Servicing of the Mortgage Loans" in this free writing prospectus supplement.

The following diagram illustrates the various parties involved in the transaction and their respective functions:

                                   (FLOW CHART)

IMPORTANT DATES

CUT-OFF DATE

The cut-off date will be March 1, 2007.

CLOSING DATE

The closing date will be on or about March 23, 2007.

DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in April 2007. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

RECORD DATE

With respect to certain of the certificates, the last business day preceding a distribution date, unless such certificates are no longer book-entry certificates, in which case the record date is the last business day of the month preceding the month of a distribution date. With respect to certain of the certificates, the record date will be the last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date).

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates is the distribution date in the month after the scheduled maturity date for the latest maturing mortgage loan.

THE MERRILL LYNCH ALTERNATIVE NOTE ASSET TRUST, SERIES 2007-F1 CERTIFICATES

The Merrill Lynch Alternative Note Asset Trust, Series 2007-F1 certificates represent ownership interests in the issuing entity, the assets of which

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will consist of first lien, fixed rate prime residential mortgage loans.

The issuing entity will issue the certificates under a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee. Any collections on the mortgage loans will be used to pay fees to the servicer, the securities administrator and the master servicer and to make interest or principal payments on the certificates.

All principal collections will be paid to one or more classes of the certificates (other than the interest-only certificates), based on the outstanding certificate principal balances and the remaining principal amount of the mortgage loans.

DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the mortgage pool, each class of offered certificates (other than any principal-only certificates) will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount of such class immediately prior to such distribution date, the applicable certificate interest rate and the applicable accrual period.

For each distribution date, the accrual period applicable to the certificates will be the calendar month prior to the month in which such distribution date occurs. Interest on all classes of certificates for all accrual periods will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

See "Description of the Certificates--Distributions of Interest" in this free writing prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the offered certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the related mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans or advanced by the servicer and available to make distributions on the certificates. Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments and unscheduled payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this free writing prospectus supplement.

Interest-only certificates will not be entitled to any payments of principal.

Generally, the senior certificates will receive principal payments on each distribution date based on principal collections from the related mortgage loans for the related due period. Generally, unless certain performance triggers are satisfied, the subordinate certificates will not receive unscheduled principal distributions from collections on the mortgage loans until the distribution date in March, 2012. From and after that distribution date, provided that certain tests are met, the subordinate certificates will receive increasing portions of unscheduled principal distributions over time.

See "Description of the Certificates--Distributions of Principal" in this free writing prospectus supplement and "Description of the Securities--Distributions of Principal of the Securities" in the prospectus.

PRIORITY OF DISTRIBUTIONS

Distributions on the certificates will be made on each distribution date from available principal and interest collections received in the related due period from the mortgage pool and other available funds, in the following order of priority.

1. From interest accrued on the related mortgage loans and received or advanced in the related due period to accrued and unpaid interest

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at the related certificate interest rates on the senior certificates (other than the principal-only certificates).

2. From principal collections received or advanced in the related due period from the related mortgage loans to principal of the senior certificates (other than the interest-only certificates), until the aggregate principal balance of each such class has been reduced to zero.

3. From aggregate interest and principal collections received or advanced in the related due period from the mortgage pool (after giving effect to distributions in 1 and 2 above), first, to accrued and unpaid interest on the subordinate certificates, sequentially, and second, to principal of the subordinate certificates, sequentially.

4. To the residual certificates, any remaining amount.

See "Description of the Certificates--Priority of Distributions" and "--Allocation of Realized Losses" in this free writing prospectus supplement.

OPTIONAL TERMINATION

Immediately following the distribution date on which the aggregate outstanding principal balance of the mortgage loans is reduced to less than or equal to 10% of the initial principal balance of the mortgage loans, the securities administrator will attempt to terminate the issuing entity through a one-time auction process. If the issuing entity is not terminated because a sufficient purchase price is not achieved at such auction, the master servicer, or if the master servicer chooses not to, the servicers, may purchase all of the mortgage loans, which similarly would result in the termination of the issuing entity.

LIMITED RECOURSE

          The only source of cash available to make interest and principal payments on the certificates will be the assets of the issuing entity. The issuing entity will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise.

CREDIT ENHANCEMENT

          The payment structure of this transaction will include subordination, shifting interest and loss allocation features to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal.

Subordination. On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority and entitled to receive payments have been paid. If there are insufficient funds on a distribution date to pay all classes, the most subordinate classes will be the first to forego payment.

Shifting Interest. In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans will be allocated to the senior certificates during the first five years after the cut-off date, with such allocation to be subject to further reduction over an additional four year period thereafter, unless certain subordination levels are achieved and certain loss and delinquency tests are satisfied. This will result in an accelerated amortization of the senior certificates as a whole and, in the absence of realized losses in respect of the mortgage loans, an increase in the percentage interest of the principal balance of the mortgage loans evidenced by the subordinate certificates.

Application of Realized Losses. If the mortgage loans experience losses, then the principal amount of the subordinate class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of those losses until the total outstanding principal balance of such class equals zero.

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If a loss has been allocated to reduce the principal amount of your class of certificates, you will receive no payment in respect of that reduction. If the applicable subordination of the subordinate certificates is insufficient to absorb losses on the mortgage loans, then the senior certificates will be allocated such losses and may never receive all of their principal payments.

See "Description of the Certificates--Priority of Distributions" and "--Allocation of Realized Losses" in this free writing prospectus supplement.

FEES AND EXPENSES

Before payments are made on the certificates, the servicers, the mortgage insurance providers and the master servicer will be paid a monthly fee.

See "Administration of the Issuing Entity - Fees and Expenses of the Issuing Entity" in this free writing prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

The servicers are generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the mortgage loans serviced by the related servicer on the immediately preceding determination date. The servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans. However, if the servicers make advances that are nonrecoverable from future payments and collections on the related mortgage loan, the servicers will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates that results from a mortgagor prepaying a mortgage loan in whole or in part. However, the amount of such payments will be limited with respect to any distribution date to the servicing fee payable to the servicer for the related due period.

TAX STATUS

The securities administrator will elect to treat all or a part of the assets of the issuing entity as comprising one or more REMICs in a tiered structure for federal income tax purposes. Each of the certificates, other than the residual class of certificates, will represent ownership of one or more "regular interests" in a REMIC and may also represent certain contractual rights and obligations.

To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting.

See "Material Federal Income Tax Consequences" in the prospectus.

The residual class of certificates will represent the residual interest in each of the REMICs included in the issuing entity and may also represent certain contractual rights and obligations. The residual class of certificates will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the residual class of certificates will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the residual class of certificates will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the residual class of certificates may be significantly lower than would be the case if the residual class of certificates were taxed as a debt instrument, or may be negative.

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Additionally, the residual class of certificates will be treated as a
"noneconomic residual interest" for tax purposes and, as a result, certain transfers of the residual class of certificates may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates.

See "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

BENEFIT PLAN CONSIDERATIONS

Generally, all of the offered certificates (other than the residual certificate) may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or
Section 4975 of the Internal Revenue Code of 1986, as amended. The residual certificate will not be eligible for acquisition by any such plan or account.

See "ERISA Matters" in this free writing prospectus supplement and "ERISA Considerations" in the accompanying prospectus.

LEGAL INVESTMENT

Generally, the senior classes of certificates and any subordinate classes of certificates that are rated in one of the two highest ratings categories by one or more rating agencies will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

                                  RISK FACTORS

          INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF CERTIFICATES. YOU SHOULD ALSO CONSIDER THE RISK FACTORS DESCRIBED IN THE ACCOMPANYING PROSPECTUS. ALL STATISTICAL INFORMATION REFERRED TO IN THIS
SECTION IS BASED ON THE MORTGAGE POOL AS CONSTITUTED AS OF THE CUT-OFF DATE.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

          The rate of principal distributions on the certificates will be directly related to the rate of principal payments on the mortgage loans in the related mortgage pool, in the case of the senior certificates or the combined mortgage pools, in the case of the subordinate certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

          -    the amortization schedules of the mortgage loans; and

          - the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

               -    refinancing by borrowers;

               -    liquidations of defaulted loans by a servicer; and

               - repurchases of mortgage loans by the originator as a result of defective documentation or breaches of representations and warranties.

          In addition, the servicers may enter into programs with affiliated or non-affiliated third parties that may be designed to encourage refinancing. As a result of these programs, the rate of principal payments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case.

          In addition to the rate of principal payments on the mortgage loans, the yield to maturity of the certificates will also be affected by the exercise of the optional clean-up call.

          Some of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

          - If you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

          - If you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

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          -    If the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

          - The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

          - The priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of subordinate certificates.

          The yield on the classes of offered certificates that have variable interest rates will also be sensitive to the level of one-month LIBOR. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. For mortgage loans that contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the certificateholders. In particular, the interest-only certificates will be highly sensitive to the rate and timing of principal payments. If you purchase the interest-only certificates, you should fully consider the risk that a rapid rate of principal payments on the mortgage loans will have a negative effect on your expected yield and, under certain circumstances, you might fail to recoup your initial investment. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS AND HIGH BALANCE LOANS

          Some of the mortgage loans provide for payment of interest at the related mortgage rate, but no scheduled payment of principal, for a period of five, ten or fifteen years following the origination of the related mortgage loan. Following the applicable interest-only period, the monthly payment with respect to such mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

          Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully-amortizing mortgage loans. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any

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obligation to make a payment of principal during the first five, ten or fifteen years of the term of the mortgage loan as a disincentive to prepayment.

          If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

          As of the cut-off date, the principal balances of certain of the mortgage loans were in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the performance of the mortgage loans.

LIMITED RECOURSE

          Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the originators, the sponsor, the servicers, the securities administrator, the master servicer, the trustee, or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

          The certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this free writing prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

          The amount of any loss experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur losses and may never receive all of their principal.

          See "Description of the Certificates--Priority of Distributions" and "--Allocation of Realized Losses" in this free writing prospectus supplement.

THERE ARE RISKS OF NON-PAYMENT OF INSURED AMOUNTS UNDER THE LENDER-PAID MORTGAGE INSURANCE POLICY

          Approximately 0.21% of the mortgage loans are covered under a lender-paid mortgage insurance policy. Failure to pay such premiums on such policies may result in cancellation of the mortgage insurance policies or failure of the insurer to pay amounts otherwise due with respect to defaulted mortgage loans covered under such policies. Furthermore, there can be no assurance that any filed claims will be filed properly, which may adversely affect the recovery of insurance proceeds on the related mortgage loan. This may have an adverse effect on your certificates. The mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans. For example, losses on any mortgage loan covered by a lender-paid mortgage insurance policy are covered only up to such policy's limits. In addition, the mortgage insurance policies will not cover some losses resulting from fraud or certain other losses resulting from irregularities in the way a mortgage loan was originated or serviced, or certain other losses described in the mortgage insurance policies. Any such lack of coverage may reduce the payments you would otherwise receive on your certificates. In addition, despite having a contractual obligation to pay claims covered by the mortgage insurance policies, in the event of the bankruptcy or insolvency of a mortgage insurer, we cannot assure you that such mortgage insurer would be able to pay such claims. This may have an adverse effect on your certificates.

ANY INTEREST RATE CORRIDOR CONTRACT IS SUBJECT TO COUNTERPARTY AND PREPAYMENT
RISK

        To the extent that any class of certificates receives the benefit of an interest rate corridor contract, any payments owed to the holders of such certificates will be subject to the credit risk of the interest rate corridor counterparty. Although there will be a mechanism in place to facilitate replacement of any interest rate corridor contracts upon the default or credit impairment of the counterparty thereunder, there can be no assurance that any such mechanism will result in the ability of the securities administrator to obtain a suitable replacement interest rate corridor contract. Furthermore, if the mortgage loans related to any certificate receiving the benefit of an interest rate corridor contract prepay at a rate that is slower than the assumed rate of prepayments in the notional schedule under such interest rate corridor contract, any payments due under such interest rate corridor contract may be insufficient to cover interest owed on such certificate. To the extent payments received on the interest rate corridor contract are insufficient, collections on the mortgage loans will not be available to make payments on the certificates above the rate specified in the prospectus supplement.


DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES TO YOU

          Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

CASH FLOW CONSIDERATIONS AND RISKS

          The related mortgage loans, the related mortgaged property and additional collateral and other assets of the issuing entity are the sole source of payments on the certificates. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties and additional collateral fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

          The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the rate or likelihood of prepayments. Furthermore, the ratings do not address whether investors in the interest-only certificates will recoup their initial investment.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SPONSOR OR A SERVICER BECOMES INSOLVENT

          The sale of the mortgage loans from Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending, Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing by the applicable entity, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

          In the event of a bankruptcy or insolvency of PHH Mortgage Corporation, Wilshire Credit Corporation, Wachovia Mortgage Corporation, IndyMac Bank, F.S.B. or one of the other servicers, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer, or the certificateholders, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of PHH Mortgage Corporation, Wilshire Credit Corporation, Wachovia Mortgage Corporation, IndyMac Bank, F.S.B. or one of the other servicers (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

          The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

          - The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

          - The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

          - You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

          - It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

          You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and under the heading "Risk Factors" in the prospectus.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

          The mortgage loans may be secured by properties located disproportionately in one or more states. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

THE LACK OF A SECONDARY MARKET MAY LIMIT YOUR ABILITY TO SELL YOUR CERTIFICATES

          The underwriter intends to make a secondary market in the certificates it purchases, but it has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

          The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

          Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators. Actual or alleged violations of these federal, state and local laws may, among other things:

          - limit the ability of the servicer to collect principal, interest and servicing advances on the mortgage loans,

          -    provide the borrowers with a right to rescind the mortgage loans,

          - entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

          - result in a litigation proceeding (including class action litigation) being brought against the issuing entity, and

          - subject the issuing entity to liability for expenses, penalties and damages resulting from the violations.

          As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

SUITABILITY OF THE CERTIFICATES AS INVESTMENTS

          The certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES

          LIMIT ON LIQUIDITY OF CERTIFICATES. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Since transactions in the book-entry certificates can be effected only through The Depository Trust Company, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in The Depository Trust Company system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

          DELAYS IN PAYMENTS. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the securities administrator to The Depository Trust Company for The Depository Trust Company to credit the accounts of its participants, which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

          The mortgage loans were either originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the mortgage loans.

RECENT DEVELOPMENTS IN THE RESIDENTIAL MORTGAGE MARKET MAY ADVERSELY AFFECT THE MARKET VALUE OF YOUR CERTIFICATES

          Investors should note that the residential mortgage market has recently encountered difficulties which may adversely affect the performance or market value of your certificates.

          In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values. Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, and with respect to mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. In addition, several residential mortgage loan originators who originate subprime loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults. The inability to repurchase such loans in the event of early payment defaults may also affect the performance of any securities backed by those loans.

          The mortgage loans in the trust do not include subprime mortgage loans or mortgage loans with a negative amortization feature. Regardless, these general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES OR NOTES.

          No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

SIMULTANEOUS SECOND LIEN RISK

          With respect to a portion of the mortgage loans, at the time of origination of the first lien mortgage loan, the originators may have originated a second lien mortgage loan on the same property that is not included in the assets of the issuing entity. With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicers may declare a default on the second lien loan even though the first lien loan is current, which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originators, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property may also be encumbered by a second lien mortgage to a mortgagee other than the applicable originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

COMBINATION OR "LAYERING" OF MULTIPLE RISK FACTORS MAY SIGNIFICANTLY INCREASE YOUR RISK OF LOSS

          Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, prospective investors in the offered certificates should consider the potential effects on those certificates of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also were originated concurrently with second lien loans not included in the trust fund. Many of these loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks. There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related certificates may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the mortgage loans and the offered certificates.

FICO SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS

          Investors should be aware that FICO scores are based on past payment history of the borrower. Investors are encouraged not to rely on FICO scores as an indicator of future borrower performance. The

FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian, which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although FICO Scores are based solely on the information at the particular credit repository, FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

DELINQUENCIES DUE TO SERVICING TRANSFER

          It is possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the pooling and servicing agreement and the related servicing agreement as a result of, among other things, (i) the occurrence of unremedied events of default in the servicer's performance under the related servicing agreement or (ii) the exercise by the seller of its right to terminate a servicer without cause upon written notice as described in the servicing agreement. As of January 1, 2007, it is expected that the servicing of the mortgage loans currently serviced by Wilshire Credit Corporation and PHH Mortgage Corporation will be transferred to one or more other servicers.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

          Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, federal, state and local consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

          See "Certain Legal Aspects of the Mortgage Loans" in the accompanying prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

          The transfer of the mortgage loans from the sponsor to the depositor will be treated as a sale rather than a secured financing for purposes of state law. Counsel for the sponsor will render an opinion on the closing date that in the event of the bankruptcy of the sponsor, the mortgage loans and other assets of the issuing entity would not be considered part of the sponsor's bankruptcy estate and, thus, would not be available to its creditors. On the other hand, a bankruptcy trustee or one of the creditors of the sponsor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

          The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicers are not required to advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

          The Servicemembers Civil Relief Act and comparable state legislation also limit the ability of the servicers to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

          The sponsor does not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation.

          See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

LIMITED OBLIGATIONS

          The assets of the issuing entity are the sole source of payments on the certificates. The certificates are not the obligations of any other entity. None of the sponsor, the depositor, the underwriter, the master servicer, the securities administrator, the trustee, the servicers or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the ratings of the certificates. If credit enhancement is not available, holders of certificates may suffer losses on their investments.

HIGH COST LOANS

          None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

GOVERNMENTAL PROGRAMS REQUIRING LENDERS TO SUBORDINATE THEIR LIENS

          Certain governmental programs may provide the borrowers with benefits in the event their homes are subject to disasters. The governmental programs may require the borrower to file covenants against the property and lenders to subordinate their liens to these covenants as a condition for the borrower receiving the benefits. If this were to occur, the servicer may subordinate the lien of the mortgage to these covenants which may adversely affect the value of the mortgage.

                        DESCRIPTION OF THE MORTGAGE POOL

          The terms described in this free writing prospectus supplement relate solely to the MANA 2007-F1 certificates and the related pool of mortgage loans.

GENERAL

          The assets of the Issuing Entity consist of conventional, fixed rate mortgage loans (collectively, the "MORTGAGE LOANS" and each a "MORTGAGE LOAN") secured by first liens on one- to four-family residential properties, including condominiums, planned unit developments and townhouses (each, a "MORTGAGED PROPERTY").

          None of the Mortgage Loans will be guaranteed by any governmental agency. All of the Mortgage Loans will be assigned to the issuing entity by the depositor, which in turn will acquire them from the sponsor pursuant to a mortgage loan purchase agreement (the "MORTGAGE LOAN PURCHASE AGREEMENT") between the depositor and the sponsor. All of the Mortgage Loans were underwritten substantially in accordance with the underwriting criteria specified herein.

          The Master Servicer will monitor the Servicers pursuant to the pooling and servicing agreement, by and among the depositor, the securities administrator, the master servicer and the trustee (the "POOLING AND SERVICING AGREEMENT").

          All of the Mortgage Loans provide for payments due on the first day of each month (the "DUE DATE"). Due to the provisions for monthly advances by the servicer, scheduled payments made by the borrowers either earlier or later than the scheduled due date thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Some of the Mortgage Loans may be prepaid in whole or in part at any time without payment of a prepayment penalty.

ASSIGNMENT OF THE MORTGAGE LOANS

          Under the Mortgage Loan Purchase Agreement, the sponsor will sell the Mortgage Loans to the depositor. Pursuant to the Mortgage Loan Purchase Agreement, the sponsor will make certain representations, warranties and covenants relating to, among other things, certain characteristics of the Mortgage Loans. The sponsor also will represent that each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable predatory or abusive lending laws. In addition, the originator has made or assigned, as of the date of (or as provided in) the loan purchase agreement between the originator and the sponsor, certain representations and warranties concerning the Mortgage Loans. Such representations and warranties will be assigned by the depositor to the issuing entity. Subject to the limitations described below, the sponsor will be obligated as described herein to purchase or substitute a similar Mortgage Loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of such Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the certificateholders in such

Mortgage Loan (a "DEFECTIVE MORTGAGE LOAN"). See "Description of the Agreements--Representations and Warranties; Repurchases" in the accompanying prospectus (the "PROSPECTUS").

          Pursuant to the Pooling and Servicing Agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the issuing entity all of its rights to the Mortgage Loans and its rights under the Mortgage Loan Purchase Agreement (including the right to enforce the sponsor's purchase obligations). The obligations of the sponsor with respect to the certificates are limited to the sponsor's obligations to purchase or substitute for Defective Mortgage Loans.

          In connection with such transfer and assignment of the Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee or its custodian, among other things, the original promissory note (the "MORTGAGE NOTE") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "MORTGAGE") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document other than mortgage notes not available on the closing date, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor) (collectively, the "MORTGAGE FILE"). Assignments of the Mortgage Loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, delivered at the request and at the expense of the depositor on the closing date, such recording is not required to protect the trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the depositor.

          The trustee or its custodian will review each mortgage file within 270 days of the closing date (or promptly after the trustee's or its custodian's receipt of any document permitted to be delivered after the closing date) and will hold such mortgage files in trust for the benefit of the certificateholders. If at the end of such 270-day period, any document in a mortgage file is found to be missing or defective in a material respect and the sponsor does not cure such omission or defect within 90 days after its receipt of notice from the trustee or its custodian, then the sponsor is obligated to purchase the related Defective Mortgage Loan from the issuing entity at a price equal to the sum of (a) 100% of the stated principal balance thereof, (b) unpaid accrued interest thereon from the Due Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase and (c) any unreimbursed monthly advances and servicing advances not included in clauses (a) and (b) above. Rather than purchase a Defective Mortgage Loan as provided above, the sponsor may remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the mortgage pool and substitute in its place one or more Mortgage Loans of like kind (such loan, a "REPLACEMENT MORTGAGE LOAN"); provided, however, that such substitution is permitted only within two years after the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any of the REMICs or result in a prohibited transaction tax under the code.

          Any Replacement Mortgage Loan generally will, on the date of substitution, as confirmed by a certificate delivered by the sponsor to the trustee or its custodian, among other characteristics set forth in the Mortgage Loan Purchase Agreement, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess (and not less than 90%) of the stated principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account not later than the succeeding determination date and held for distribution to the certificateholders on the related distribution date), (ii) have a maximum mortgage rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan,
(iii) have a gross margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans equal to 1% or more of the cut-off date balance of the mortgage pool have become Deleted Mortgage

Loans, not more than two percentage points more than that of the Deleted Mortgage Loan, (iv) have an effective loan-to-value ratio not higher than that of the Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,
(vi) not permit conversion of the related mortgage rate to a permanent fixed mortgage rate, (vii) have the same or higher credit score, (viii) have an initial interest adjustment date no earlier than five months before (and no later than five months after) the initial interest adjustment date of the Deleted Mortgage Loan, (ix) be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the code and (x) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement. This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee or its custodian for omission of, or a material defect in, a mortgage file.

                             THE TRANSACTION PARTIES

THE ISSUING ENTITY

          Merrill Lynch Alternative Note Asset Trust, Series 2007-F1 (the "ISSUING ENTITY") is a common law trust formed under the laws of the State of New York under the Pooling and Servicing Agreement. After its formation, the Issuing Entity will not engage in any activity other than:

     - acquiring and holding the Mortgage Loans and the other assets of the Issuing Entity and proceeds from those Mortgage Loans;

     -    issuing the certificates;

     -    making payments on the certificates; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish the specified obligations or are incidental to the specified obligations or connected with those obligations.

THE DEPOSITOR

          The Depositor is Merrill Lynch Mortgage Investors, Inc. (the "DEPOSITOR"), a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is (212) 449-0357. The Depositor is an affiliate of the Sponsor, Wilshire Credit Corporation, a servicer, and the Underwriter.

          The Depositor has been engaged since its incorporation in 1986 in the securitization of mortgage loans and other asset types included within the description of the Issuing Entity assets in this free writing prospectus supplement (the "FREE WRITING PROSPECTUS SUPPLEMENT"). The Depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from various sellers in privately negotiated transactions.

          The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the mortgage loans from the Sponsor and may also assign to the Trustee certain rights of the Sponsor with respect to the mortgage loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor trustee if the Trustee resigns or is otherwise removed and preparing certain reports filed under the Securities Exchange Act of 1934.

THE ORIGINATORS

Wachovia Mortgage Corporation

          Wachovia Mortgage Corporation ("Wachovia"), a North Carolina corporation, is a subsidiary of Wachovia Mortgage Corporation ("Wachovia Bank"), which is a wholly-owned subsidiary of Wachovia Corporation, a bank holding corporation. Wachovia and its predecessors have originated mortgage loans since 1964. Wachovia is a nationwide mortgage lender with corporate offices located in Charlotte, North Carolina. In 1964, First Union Corporation ("First Union") acquired Raleigh, North Carolina-based Cameron-Brown Company, a national mortgage banking and insurance firm. In 2002, in connection with the First Union-Wachovia Corporation merger, the mortgage unit of Wachovia Bank was folded into First Union Mortgage Corporation, which then changed its name to Wachovia Mortgage Corporation. In 2004, Wachovia acquired SouthTrust Mortgage Corporation ("STMC") and STMC's prime operations were folded into Wachovia. Wachovia operations include a traditional retail mortgage lending channel ("Retail Lending"), a third party lending channel (including broker and correspondent originations) ("Third Party Lending"), and a direct to consumer lending channel ("Direct Lending"), including internet and corporate relocation programs. Wachovia originates conforming and nonconforming residential mortgage loans as well as home equity loans. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated by Wachovia for each of the different "asset types" set forth in the table:

                         2002                              2003                     2004                     2005
                -------------------------   ------------------------  ----------------------  ------------------------
                            AGGREGATE                  AGGREGATE                AGGREGATE                AGGREGATE
                            ORIGINAL                   ORIGINAL                 ORIGINAL                 ORIGINAL
                            PRINCIPAL                  PRINCIPAL       NO.      PRINCIPAL      NO.       PRINCIPAL
                 No. OF     BALANCE OF      NO. OF     BALANCE OF      OF      BALANCE OF      OF       BALANCE OF
  ASSET TYPE     LOANS        LOANS         LOANS        LOANS        LOANS       LOANS       LOANS        LOANS
  ----------     -------  ---------------   -------  ---------------  ------  --------------  ------  ----------------
PRIME
FIXED-RATE
LOANS            106,600  $15,949,151,114  112,733  $18,078,507,949   60,620  $9,985,186,412  71,891   $13,556,078,594

PRIME
ADJUSTABLE-RATE
LOANS            17,867    $5,659,300,909   12,745  $ 4,081,784,003   13,668  $4,647,773,851  17,221   $ 6,448,502,837


                              2006
                     -----------------------
                                AGGREGATE
                                ORIGINAL
                      NO.       PRINCIPAL
                      OF       BALANCE OF
  ASSET TYPE         LOANS        LOANS
  ----------         ------  ----------------
PRIME
FIXED-RATE
LOANS                66,400  $12,931,405,311

PRIME
ADJUSTABLE-RATE
LOANS                13,907  $ 6,095,531,207


          Wachovia originates, processes, underwrites, and closes conforming and non-conforming, conventional, FHA and VA loans through its Retail Lending and Direct Lending channels. In addition, Wachovia originates conventional conforming and non-conforming loans as well as government and equity loans through its Third Party Lending channel.

          Wachovia is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae and Freddie Mac.

          Production Sources

          Wachovia originates Jumbo A Fixed Rate, Jumbo LIBOR ARM and Jumbo Alt A Fixed Rate/ARM loans through Retail Lending (including Private Banking), Third Party Lending (Wholesale and Correspondent) and Direct Lending (Relocation, Employee loans, Wachovia Securities, Banker

Channel and Internet). Retail Lending operates within the footprint of Wachovia Bank, while Third Party Lending and Direct Lending encompass all fifty states.

          Underwriting Standards

          Prime Products

          Wachovia manually underwrites every Jumbo A Fixed Rate, Jumbo LIBOR ARM and Jumbo Alt A Fixed Rate/ARM loan and generally follows Fannie Mae guidelines. Wachovia uses Custom Desktop Underwriter to supplement the underwriting of the Jumbo A Fixed Rate and the Jumbo LIBOR ARM loans to ensure the consistent and objective application of risk evaluation; however, income/asset documentation, credit requirements, collateral documentation must be met for each product. Third Party Lending is allowed to use Desktop Underwriter income documentation allowances for the Jumbo A Fixed Rate and Jumbo LIBOR ARM loans. Correspondent loans originated by correspondents with delegated underwriting authority are not re-underwritten prior to purchase; however, loan files are checked for critical documents. Loans originated by correspondents without delegated underwriting authority are underwritten by Wachovia underwriters as well as mortgage insurance company contract underwriters. Retail Lending and Direct Lending loans are underwritten in six centralized service centers primarily by full-time underwriters employed by Wachovia; however, in times of increased volume, contract underwriters from Wachovia approved mortgage insurers are used to underwrite overflow. Wholesale underwriting is performed in centralized service centers located throughout the United States by both full-time and mortgage insurance company contract underwriters who are located both on-site and off-site in the respective mortgage insurance company's facility. Condominiums, PUD's, leaseholds and trusts are reviewed and approved by Specialized Underwriting. The Collateral Review Team, consisting of trained appraisers, is available to assist underwriters with reviews of appraisals on more difficult properties. The Investor Relations team supports underwriters by requesting single loan variances from investors and assisting all production channels with underwriting clarification and oversite. The online Products and Underwriting manual is available to every employee and is updated twice monthly.

          Wachovia's non-conforming (jumbo) guidelines are provided to its whole loan investors on an ongoing basis for review and acceptability. Loans are documented generally in accordance with Fannie Mae guidelines. Jumbo LIBOR ARM loans require one full appraisal report (Fannie Mae Forms 1004, 1025 or 1073) for loan amounts up to $1,000,000 and two full appraisal reports for loan amounts greater than $1,000,000. Jumbo A Fixed Rate loans require one full and one desk review for loan amounts greater than $1,000,000 when the property is a primary residence or second home. Investment properties and co-ops require two full appraisal reports for loan amounts greater than $650,000. The borrower's capacity to repay, creditworthiness, source of funds for down payment and the adequacy of the collateral securing the mortgage are evaluated per guidelines stated within the Wachovia Mortgage Corporation online Products and Underwriting Manual. The Jumbo A Fixed Rate and Jumbo LIBOR ARM loans are subject to the following requirements/restrictions:

     - Maximum Debt-to-Income ratio 55% (50.01-55% allowed with strong compensating factors only).

     - FICO score floor of 620 (640 for ARM loans) with increases based on occupancy, loan amount, transaction type, interest only and documentation features.

     - Limits the amount of cash out based on occupancy, Loan-To-Value and loan size.

          There is a stated income feature allowed on 1-4 unit owner occupied and 1-unit second home properties for purchase money and rate/term refinance transactions on Jumbo A Fixed Rate loans. A minimum FICO of 700 is required. Borrower must have verified liquid assets of the lesser of 50% of stated annual income or $100,000.

          There is a no ratio feature allowed on single family owner occupied and second home properties for purchase money and rate/term refinance transactions on Jumbo LIBOR ARM loans. A minimum FICO of 680 is required.

          The Jumbo Alt A Fixed/ARM product is subject to the following requirements/restrictions:

     - Maximum Debt-to-Income ratio 55% (50.01-55% allowed with strong compensating factors only).

     - FICO score floor of 620, but may be adjusted upward for low documentation or higher risk features.

     - Full/alternative documentation, as well as Stated Income, No Ratio and NINA features.

          Secondary financing is available through the General Banking Group ("GBG") as well as the Wachovia Mortgage Equity division.

          Exception loans which are originated outside of stated guidelines are available to customers with demonstrated Wachovia relationships and/or strong compensating factors. Exception loans must be approved by exception officers within Wachovia, GBG or the Wealth Management group.

          Collateral Evaluation/Appraisers

          All jumbo loan products originated through Wachovia require the full Uniform Residential Appraisal Report (Fannie Mae Form 1004 for single-family properties or Fannie Mae Form 1025 for 2-4 family properties or Fannie Mae Form 1073 for all condominiums). The Uniform Residential Appraisal Report (Fannie Mae Form 1004B), Certification and Statement of Limiting Conditions is required on all appraisals as well.

          Appraisal reports must be ordered by Wachovia. For loans originated by approved Third Party Lending brokers and correspondents the appraisers do not need to be on the Wachovia approved list; however, they must be licensed in the state where they operate. In addition, they may not be on the Wachovia exclusionary list. Appraisals provided by the borrower or any other interested third party other than Wachovia approved brokers and correspondents are not acceptable. Appraisals cannot be greater than 120 days old at closing. Any appraisal older than 120 days must be supported by an update of value by the appraiser or by a new appraisal.

          Underwriters review appraisals in accordance with stated guidelines. Appraisal guidelines for jumbo loans are generally very similar to appraisal guidelines for conforming loans, i.e., standard Fannie Mae/Freddie Mac guidelines.

          Appraisals must be ordered from an appraiser who is approved by Wachovia. Underwriters must ensure that the appraisal has been provided by an appraiser on the approved appraiser list and that the appraiser does not appear on either the Wachovia Mortgage Corporation Watch or Suspended Appraiser List.

Ameriquest

          General

          Approximately 32.52% of the mortgage loans were acquired by the Sponsor from Ameriquest Mortgage Company ("AMERIQUEST").

          The information set forth below under this heading "--Ameriquest" has been provided by Ameriquest.

          The Mortgage Loans acquired by the Sponsor from Ameriquest were originated by Argent Mortgage Company, L.L.C. ("ARGENT"), Ameriquest or the affiliates of Argent or Ameriquest (collectively, the "Ameriquest Loan Sellers").

          The Mortgage Loans originated by the Ameriquest Loan Sellers were originated generally in accordance with guidelines (the "AMERIQUEST UNDERWRITING GUIDELINES") established by the Ameriquest Loan Sellers with one of the following income documentation types: "Full Documentation", "Limited Documentation" or "Stated Income." The Ameriquest Underwriting Guidelines are primarily intended to evaluate: (1) the applicant's credit standing and repayment ability and (2) the value and adequacy of the mortgaged property as collateral. On a case-by-case basis, the Ameriquest Loan Sellers may determine that, based upon compensating factors, a loan applicant, not strictly qualifying under one of the risk categories described below, warrants an exception to the requirements set forth in the Ameriquest Underwriting Guidelines. Compensating factors may include, but are not limited to, loan-to-value ratio, debt-to-income ratio, good credit history, stable employment history, length at current employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the mortgage pool will represent such underwriting exceptions.

          The Ameriquest Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to: (1) the applicant's credit standing and repayment ability and (2) the property offered as collateral. Applicants who qualify under the Ameriquest Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Ameriquest Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

          All of the mortgage loans originated by the Ameriquest Loan Sellers are based on loan application packages submitted directly or indirectly by a loan applicant to the Ameriquest Loan Sellers. Each loan application package has an application completed by the applicant that includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. The Ameriquest Loan Sellers also obtain (or the broker submits) a credit report on each applicant from a credit reporting company. The credit report typically contains the reported information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and reported records of default, bankruptcy, repossession and judgments. If applicable, the loan application package must also generally include a letter from the applicant explaining all late payments on mortgage debt and, generally, consumer (i.e. non-mortgage) debt.

          During the underwriting process, each Ameriquest Loan Seller reviews and verifies the loan applicant's sources of income (except under the Stated Income and Limited Documentation types, under which programs such information may not be independently verified), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Ameriquest Underwriting Guidelines. The Ameriquest Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to the Uniform Standards of Professional Appraisal Practice and are generally on forms similar to those acceptable to Fannie Mae and Freddie Mac and
(ii) a review of such appraisal, which review may be conducted by a representative of the Ameriquest Loan Sellers or a fee appraiser and may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Ameriquest Underwriting Guidelines permit loans with combined loan-to-value ratios at origination of up to 100%, subject to certain Risk Category limitations (as further described in that section). The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the applicant and the overall risks associated with the loan decision.

          Income Documentation Types

          Full Documentation. The Full Documentation residential loan program is generally based upon current year to date income documentation as well as the previous year's income documentation (i.e., tax returns and/or W-2 forms and/or written verification of employment) for the previous 12 months (with respect to mortgage loans originated by Argent) or 24 months (with respect to mortgage loans originated by Ameriquest) or bank statements for the previous 12 months (with respect to mortgage loans originated by Argent) or 24 months (with respect to mortgage loans originated Ameriquest). The documentation required is specific to the applicant's sources of income. The applicant's employment and/or business licenses are generally verified.

          Limited Documentation. The Limited Documentation residential loan program is generally based on bank statements from the past 6 months (with respect to mortgage loans originated by Argent) or 12 months (with respect to mortgage loans originated by Ameriquest) supported by additional documentation provided by the applicant or current year to date documentation. The applicant's employment and/or business licenses are generally verified.

          Stated Income. The Stated Income residential loan program requires the applicant's employment and income sources to be stated on the application. The applicant's income as stated must be reasonable for the related occupation in the loan underwriter's discretion. However, the applicant's income as stated on the application is not independently verified.

          Property Requirements

          Properties that are to secure mortgage loans have a valuation obtained by an appraisal performed by a qualified and licensed appraiser who is a staff appraiser or an independent appraiser who is in good standing with the related Ameriquest Loan Seller's in-house appraisal department. Generally, properties below average standards in condition and repair are not acceptable as security for mortgage loans under the Ameriquest Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a representative of the applicable Ameriquest Loan Seller or a fee appraiser before the mortgage loan is funded. The Ameriquest Loan Sellers require that all mortgage loans have title insurance. The Ameriquest Loan Sellers also require that fire and extended coverage casualty insurance be maintained on the property in an amount equal to the lesser of the principal balance of the mortgage loan or the replacement cost of the property.

          Any dwelling unit built on a permanent chassis (including mobile homes) and attached to a permanent foundation system is a "manufactured home" for purposes of the related Ameriquest Loan Seller's guidelines. Any of the following factors would make a manufactured home ineligible under the related Ameriquest Loan Seller's guidelines: manufactured homes located in a mobile home park or on leasehold land; manufactured homes built prior to 1977; manufactured homes with additions; manufactured homes not classified as real property; manufactured homes that have a foundation not acceptable to HUD standards; single wide mobile homes; and manufactured homes located in the following states: Delaware, Hawaii, Maryland, New Jersey, New York, Oklahoma, Rhode Island and Texas. Other factory-built housing, such as modular, prefabricated, panelized, or sectional housing is not considered a "manufactured home" under the related Ameriquest Loan Seller's guidelines.

          Risk Categories

          Under the Ameriquest Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in risk categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Ameriquest Underwriting Guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such risk categories.

          The Ameriquest Underwriting Guidelines have the following risk categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

           RISK CATEGORIES - ARGENT MORTGAGE COMPANY, L.L.C.(1)(2)(3)

                         I             II             III             IV              V
                   ------------   ------------   --------------   ----------   ----------------
Mortgage History       None          3 x 30          1 x 60         1 x 90         1 x 120
(Last 12 Months)                                                                  or greater

                        AND            AND             AND            OR
 Bankruptcy or     none in last   none in last    none in last    in last 12
  Foreclosure        36 months      24 months       12 months       months     Not currently in

   FICO Score                                    Maximum LTV(4)

      680             100%(5)          95%             90%            80%            75%
      650             100%(5)          95%             90%            80%            75%
      620             100%(5)          95%             90%            80%            70%
      600             100%(5)          95%             90%            80%            70%
      580             100%(5)          95%             90%            75%            70%
      550              90%             90%             90%            75%            70%
      525              85%             85%             80%            75%            70%
      500              80%             80%             80%            75%            70%

  Maximum Debt
    Ratio(6)           50%             50%             50%            50%            55%

Other Credit(7)     max $5,000     max $5,000      max $5,000     max $5,000   max $5,000 open
                    open major     open major      open major     open major   major derogatory
                    derogatory     derogatory      derogatory     derogatory        credit
                      credit         credit         credit         credit

(1) Loans between $500,000 and $850,000 are available for all income documentation types. In addition, the underwriting guidelines provide for lower maximum LTV's depending on loan size; no bankruptcies in the last 36 months and mortgaged properties that are owner occupied. Rural properties and manufactured homes are excluded. Loans between $850,001 and $1,000,000 with a maximum LTV of 85% are available for borrowers who meet the following conditions: (i) full and limited documentation types; (ii) mortgaged properties that are owner occupied; (iii) a mortgage history of no worse than 3x30; and (iv) no bankruptcies in the last 24 months. These loans are not available in all states.

(2) Interest-only loans are available for all income documentation types, with a maximum LTV ratio of 95%. Interest-only loans are available with an interest-only period of 5 years. In addition to the program specific guidelines, the interest only guidelines require: a minimum FICO score of 580; a mortgage history of 3x30; no bankruptcies in the last 24 months; and mortgaged properties that are owner occupied. Mortgaged properties that are secured by manufactured homes are excluded.

(3) Stepped-rate loans are available for all income documentation types. Stepped-rate loans require: a minimum FICO score of 500; a mortgage history of 1x60; no bankruptcies in the last 12 months; no rural properties; no interest-only periods and a maximum loan amount of $1,250,000.

(4) The maximum LTV referenced is for mortgagors providing Full Documentation. The LTV may be reduced up to 5% for each of the following characteristics: non-owner occupancy and second homes. LTV may be reduced up to 10% for each of the following characteristics: 3-4 unit properties, manufactured homes, rural locations, and no mortgage or rental history.

(5) LTV if originated under the 100% Advantage Program (allows qualified applicants the ability to borrow up to 100% LTV on a first-lien) or CLTV if originated under the 80/20 Combo Advantage Program (first lien and second lien mortgage loan closed simultaneously to allow applicants to borrow up to 100% combined CLTV). Also requires no bankruptcy or foreclosure in the last 24 months. Minimum FICO score of 600 for loans originated under the 80/20 Combo Advantage Program.

(6) Debt ratios may be increased if the LTV ratio is decreased. LTV equal to or less than 75% may have a 55% debt ratio. LTV equal to or less than 100% but greater than 75% may have a 50% debt ratio.

(7) Open major derogatory credit may be increased (up to a maximum of $5,000) if the LTV ratio is decreased.

                RISK CATEGORIES - AMERIQUEST MORTGAGE COMPANY(1)

                               RISK CATEGORIES (1)

Mortgage History
(Last 12 Months)   no lates   1 x 30   3 x 30   1 x 60   1 x 90   1 x 120
----------------   --------   ------   ------   ------   ------   -------
FICO Score                              Credit Grade
   710+               8A        4A       2A        A        C        C
 680 - 709            7A        4A       2A        A        C        C
 660 - 679            6A        3A       2A        A        C        C
 640 - 659            5A        3A       2A        A        C        C
 620 - 639            4A        2A        A        A        C        C
 600 - 619            3A        2A        A        B        C        C
 580 - 599            2A         A        A        B        C        D
 550 - 579             A         A        A        B        C        D
 520 - 549             B         B        B        C        D        D
 500 - 519             C         C        C        D        D        D

Bankruptcy or Foreclosure   8A - 3A: 36 months
                            2A - A: 24 months
                            B: 12 months
                            C: Not current
                            D: Dismissed/discharged prior
                               to closing

Maximum Debt Ratio          8A - D: 55%

(1) Interest-only loans may be subject to additional and differing requirements, including: a maximum debt ratio of 50%; no non-owner occupied properties; no rural properties; no bankruptcies in the last 36 months; a maximum LTV ratio of 90%; a minimum FICO score of 600; and a minimum credit risk of 3A.

                           LOAN-TO-VALUE LIMITS (1)(2)

                                   LTV LIMITS

CREDIT GRADE            LIMIT
------------            -----
7A - 8A                  95%
A - 6A                   90%
C - B                    80%
D                        70%

LOAN SIZE               LIMIT
---------               -----
$0-$59,999               80%*
$60,000-$79,999          90%
$80,000-$417,000         95%
$417,001-$750,000        90%
$750,001 and up          85%

OCCUPANCY               LIMIT
---------               -----
Non-Owner                90%
Owner Occupied           95%
Second Home              85%

PROPERTY TYPE           LIMIT
-------------           -----
SFR                      95%
PUD                      95%
2-4 Units                90%
Condo                    95%

DOCUMENT TYPE           LIMIT
-------------           -----
Full Documentation       95%
Limited Documentation    90%
Stated Income            90%

*    Loan amounts of $0-$59,999 are for Michigan only

The maximum LTV referenced is for mortgagors providing Full Documentation or Limited Documentation. Reductions to LTV are as follows:

     5% for properties located in rural locations and 5% for debt ratios in excess of 50%. In addition, borrowers may, in certain circumstances, be able to increase their credit grade by 5% by providing 2 or 6 months of reserves.

Under the 80/20 Purchase Program, a first and second lien are closed simultaneously to allow applicants to borrow up to 100% combined CLTV.

          Regulatory Matters Concerning Ameriquest

          On January 23, 2006, ACC Capital Holdings Corporation ("ACCCHC"), the parent company of Ameriquest Mortgage Company, AMC Mortgage Services, Inc. (formerly known as Bedford Home Loans, Inc.) and Town and Country Credit Corporation (collectively, the "AFFILIATES") and of Argent Mortgage Company, L.L.C., announced that it had entered into a settlement agreement with forty-nine states and the District of Columbia (the "STATES"). The settlement was reached after representatives of the financial regulatory agencies and/or attorney general's offices of many of the States raised concerns relating to the lending policies of the Affiliates; for the appropriateness of discount points charged prior to February 2003; the accuracy of appraisal valuations; stated income loans and oral statements to borrowers relating to loan terms and disclosures. ACCCHC has agreed on behalf of itself and the Affiliates to supplement several of its business practices and to submit itself to independent monitoring. Under the terms of the settlement agreement, ACCCHC agreed to pay $295 million toward restitution to borrowers and $30 million to cover the States' legal costs and other expenses. In June 2005, ACCCHC recorded a provision of $325 million in its financial statements to reflect the expected settlement.

          The Ameriquest Loan Sellers

          All of the mortgage loans acquired by the Sponsor from Ameriquest were originated by Ameriquest Loan Sellers. Argent has been originating mortgage loans since January 2003. Prior to

January 2003, wholesale mortgage loans were originated through Ameriquest. Ameriquest has been originating mortgage loans since 1979.

          The following tables summarize the Ameriquest Loan Sellers originated one- to four-family residential mortgage loan origination and whole loan sales and securitization activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by the Ameriquest Loan Sellers from other loan originators.

                               RETAIL ORIGINATIONS

                                                                        Nine Months
                                                                           Ending
                                     Year Ended December 31,           September 30,
                             ---------------------------------------   -------------
                                 2003          2004          2005           2006
                             -----------   -----------   -----------   -------------
                                              (DOLLARS IN THOUSANDS)
Originations .............   $20,554,463   $35,438,393   $29,523,896     $5,777,956
Whole Loan Sales
   And Securitizations ...   $21,019,463   $32,601,896   $31,213,853     $8,191,226

                             WHOLESALE ORIGINATIONS

                                                                        Nine Months
                                                                           Ending
                                     Year Ended December 31,           September 30,
                             ---------------------------------------   -------------
                                 2003          2004          2005           2006
                             -----------   -----------   -----------   -------------
                                              (DOLLARS IN THOUSANDS)
Originations .............   $21,140,156   $47,319,352   $45,935,261    $18,927,213
Whole Loan Sales
   And Securitizations ...   $16,461,828   $45,864,688   $43,303,444    $20,123,836

THE SPONSOR

          The Sponsor is a Merrill Lynch Mortgage Lending, Inc., a Delaware corporation ("MLML" or the "SPONSOR"). MLML is an affiliate, through common parent ownership, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter (the "UNDERWRITER"). MLML is also an affiliate of the Depositor and Wilshire Credit Corporation, a servicer, and a direct, wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. The executive offices of MLML are located at 4 World Financial Center, 10th Floor, New York, New York 10080, telephone number (212) 449-0336. MLML purchases first- and second-lien residential mortgage loans for securitization or resale, or for its own investment. MLML also originates commercial mortgage loans. MLML does not currently service mortgage loans. Instead, MLML contracts with other entities to service the loans on its behalf.

          Prior to acquiring any residential mortgage loans, MLML conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MLML's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

          The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

          MLML contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide detailed reporting on the performance of the securitization pool. In addition, MLML may conduct background checks, meet with senior management to determine whether the servicers comply with industry standards or otherwise monitor the servicers on an ongoing basis.

          MLML has been the sponsor of securitizations backed by residential mortgage loans, including Alt-A mortgage loans, since 2003. The following table sets forth the approximate aggregate initial principal amount of securities issued where the collateral was adjustable rate Alt-A quality mortgage loans secured by first lien mortgages or deeds of trust in residential real properties sponsored by MLML since 2003.

       APPROXIMATE INITIAL PRINCIPAL
YEAR       BALANCE OF SECURITIES
----   -----------------------------
2003           $2,758,067,156
2004           $1,929,417,127
2005           $7,267,763,609
2006           $5,183,918,531

          As a sponsor, MLML acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts in a similar capacity as the Depositor, which loans will ultimately be transferred to the Issuing Entity for the related securitization. In coordination with the Underwriter, MLML works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

THE SERVICERS

General

          There are several Servicers who service the mortgage loans under the terms of their respective Servicing Agreements: PHH Mortgage Corporation, Wilshire Credit Corporation, Wachovia Mortgage Corporation, IndyMac Bank, F.S.B. and various others. Only PHH Mortgage Corporation, Wilshire Credit Corporation, Wachovia Mortgage Corporation and IndyMac Bank, F.S.B. service mortgage loans constituting more than 10% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, and only PHH Mortgage Corporation, Wilshire Credit Corporation and Wachovia Mortgage Corporation services mortgage loans constituting more than 20% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

PHH Mortgage Corporation

          PHH Mortgage Corporation ("PHH Mortgage"), a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation ("PHH"). PHH Mortgage is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states, the District of Columbia and the United States Virgin Islands. PHH Mortgage's business consists primarily of the acquisition/origination, sale and servicing of residential first- and second-lien mortgage loans. PHH Mortgage is qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals: HUD nonsupervised one-to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one-to four-family seller/servicer; Freddie Mac first and second mortgage one-to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

          On January 31, 2005, PHH completed the previously announced spin-off from Cendant Corporation. Shares of PHH common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH shares began "regular way" trading on the New York Stock Exchange on February 1, 2005. In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

          PHH Mortgage maintains its executive offices at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

          A description of the duties of PHH Mortgage under the applicable Servicing Agreement, including PHH Mortgage's process for handling delinquencies, losses, bankruptcies and recoveries, may be found under "Administration of the Issuing Entity" and "Servicing of the Mortgage Loans" in this free writing prospectus supplement.

          PHH Mortgage has been servicing residential mortgage loans since 1978. The following table describes size, composition and growth of PHH Mortgage's total residential mortgage loan servicing portfolio as of the periods ended indicated below.

                                                                 DECEMBER 31, 2004
                                       DECEMBER 31, 2003   (DOLLAR AMOUNTS IN MILLIONS)     DECEMBER 31, 2005
                                      ------------------   ----------------------------   --------------------
LOAN TYPE                              UNITS     DOLLARS         UNITS     DOLLARS          UNITS      DOLLARS
---------                             -------   --------        -------   --------        ---------   --------
Conventional(1) ...................   783,434   $126,996        793,813   $133,816          896,745   $146,236
Government(2) .....................    87,420      8,908         77,591      7,978           66,501      6,851
Home Equity Lines of Credit .......    68,219      2,715         90,568      3,922           97,849      4,215
                                      -------   --------        -------   --------        ---------   --------
Total Residential Mortgage Loans ..   939,073   $138,619        961,972   $145,716        1,061,095   $157,302
                                      =======   ========        =======   ========        =========   ========

----------
(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2)  Includes FHA and VA Loans

          PHH Mortgage has a collections department that it uses to determine the root cause or causes ("hardships"), and a plan of action, when a mortgagor is unable to make their regularly scheduled mortgage payment by the related due date. Hardships are categorized as either "short-term" or "long-term", and based on the length of the hardship, the collections department's representative will develop a plan of action, including offering repayment plans, soliciting loss mitigation assistance programs and offering counseling where continued borrower interest in the property appears less feasible. All mortgage loans are scored using one of the two standard industry behavioral scoring models. These scores, or risk factors, are used to determine the outbound calling strategy and default handling assigned to each mortgage loan. PHH Mortgage initiates outbound phone calls, based on the behavioral score, at precise times during the month using a predictive dialer. In addition, inbound calls handled by PHH Mortgage's Voice Response Unit (VRU) will automatically route the mortgagor to the collections department if the mortgage loan is more than 30 days delinquent. Once contact with the mortgagor is made, details of the conversation are documented in PHH Mortgage's collections department's system. PHH Mortgage has guidelines that suggest the minimum information collectors should attempt to obtain from delinquent mortgagors at various stages of delinquency. The following day, all mortgage loans where contact was made from the previous day are automatically removed from the daily outbound calling campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage loans are contacted. Once all mortgage loans have had an attempt, they are recycled for additional attempts. Accounts that require a follow-up phone call receive a reminder code that indicates to the system that the customer needs to be called back if payment is not received by an agreed upon date. While on any call, the collector determines the borrower's attitude toward the delinquency and gains an understanding of the mortgagor's hardship. If the customer has no concrete plan to bring the account current, the customer is then requested to participate in an interview in order to assess their financial situation. Borrower's income, assets and expenses are analyzed in determining appropriate courses of action and/or workout solutions that could be pursued.

          Continued follow up is made until the mortgage loan is brought current or no plan of action can be agreed upon. In cases where no plan of action is made by the 120th day of delinquency, a formal review is conducted to determine the appropriateness of initiating a foreclosure action. On July 15, 2004, PHH Mortgage entered into an agreement with First American Default Management Solutions LLC ("First American"). Pursuant to that agreement, First American provides and performs certain foreclosure, eviction, bankruptcy, claims, property inspection and preservation and related default functions for PHH Mortgage. Employees of First American are located at PHH Mortgage's premises and First American's premises. First American's operations are located in Dallas, Texas.

          On January 6, 2004, PHH Mortgage entered into an agreement with ICT Group, Inc. ("ICT"). Pursuant to that agreement, ICT provides inbound customer service telephone response services. On December 26, 2004, PHH Mortgage entered into an agreement with West Corporation ("WEST"). Pursuant to that agreement, WEST provides inbound customer service telephone response services. Combined, ICT and WEST handle an average of 80,000 monthly inbound calls. This represents approximately 60% of PHH Mortgage's total monthly inbound customer service calls. ICT's operations are located in Amherst, New York. WEST's operations are located in Spokane, Washington.

          In September 2004, PHH Mortgage adopted the Account Receivable Check Conversion (ARC) check clearing methodology. This process converts paper checks into an automated clearing house transaction which expedites the check clearing time frame. As of December 2005, approximately 55% of PHH Mortgage's first lien mortgage loan portfolio and approximately 82% of PHH Mortgage's home equity portfolio payments are processed via the ARC method on a monthly basis.

          Except as described above, there have been no other material changes to PHH Mortgage's servicing policies or procedures.

          PHH Mortgage is not aware of any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates. PHH Mortgage has made all advances required to be made by it as a master servicer, a servicer or a sub-servicer of residential mortgage loans during the preceding three years.

          The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2004 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification. PHH Mortgage undertook remediation activities to address this material instance of noncompliance as of December 31, 2004.

          The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2005 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification. PHH Mortgage completed the implementation of an automated reconciliation system that allowed it to reduce the time required to complete custodial bank account reconciliations from within 60 calendar days after the cutoff date to within 30 calendar days after the cutoff date, and as of December 31, 2005, all of these reconciliations were completed within 45 calendar days after the cutoff date.

          Except as described in the preceding two paragraphs, PHH Mortgage is not aware of any other material noncompliance with any applicable servicing criteria as to any other securitizations.

          Recent Developments

          PHH filed its Annual Report on Form 10-K for the year ended December 31, 2005 (the "2005 Form 10-K") on November 22, 2006. In a press release (the "Press Release") that was attached as an exhibit to a Current Report on Form 8-K that PHH filed on November 22, 2006, PHH reported that the 2005 Form 10-K filing concluded the two remaining accounting issues disclosed in its previous Form 8-K filings of March 1, 2006, March 17, 2006, May 11, 2006, June 12, 2006, July 21,
2006, August 16, 2006, September 26, 2006, September 28, 2006, and October 30, 2006.

          In the Press Release, PHH reported that its independent registered public accounting firm's audit report, with respect to its 2005 audited annual financial statements, contained an explanatory paragraph stating that the uncertainty about its ability to comply with certain of its financial agreement covenants relating to the timely filing of its financial statements raised substantial doubt about its ability to continue as a going concern. PHH reported that it believed that its previous success in obtaining necessary waivers from its lenders will continue.

          In the October 30, 2006 Form 8-K, PHH reported that it was unable to provide an expected date for the filing of its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006.

          In a Current Report on Form 8-K that PHH filed on July 24, 2006, it reported that it entered into an unsecured $750 million Credit Agreement (the "Credit Agreement"), dated as of July 21, 2006, among PHH, Citicorp North America, Inc. and Wachovia Bank, National Association, as syndication agents; J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners; the lenders referred to therein (the "Lenders"); and JPMorgan Chase Bank, N.A., as a Lender and as administrative agent for the Lenders. The Credit Agreement provides $750 million of capacity solely for the repayment of the unsecured medium term notes (the "MTNs") issued under PHH's public notes indenture. PHH reported that the capacity under the Credit Agreement together with the excess capacity available under its existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of its MTNs. PHH reported that because it has failed to deliver the financial statements required under the public notes indenture related to the MTNs, it intended to launch a tender offer and consent solicitation in order either to retire the outstanding MTNs or obtain the requisite consents from the holders of the MTNs to waive compliance with the covenant requiring delivery of its financial statements. PHH reported that there were no borrowings outstanding under the Credit Agreement as of July 21, 2006.

          In a Current Report on Form 8-K that PHH filed on August 16, 2006, it reported that on August 16, 2006 it commenced a cash tender offer and consent solicitation (the "Offer") to the holders (the "Noteholders") of the MTNs. PHH reported that if the Offer is successful, it would do one or a combination of the following: (i) retire the outstanding MTNs from tendering Noteholders, or
(ii) obtain consent (the "Consent") from the holders of at least a majority in principal amount of the outstanding MTNs to (a) amend certain provisions of the Indenture governing the MTNs, dated as of November 6, 2000 by and between PHH and J.P. Morgan Trust Company, N.A. (as successor trustee for Bank One Trust Company, N.A.) (as amended and supplemented to August 16, 2006, the "2000 Indenture") regarding, among other things, the requirement to file with the SEC and the trustee the annual reports, quarterly reports and other documents (the "SEC Reports") required under the Exchange Act, and (b) waive certain defaults and potential events of default under the 2000 Indenture. Noteholders who tender their MTNs will be deemed to have provided their Consent. PHH reported that it had not received a notice of default, from the Noteholders or the trustee under the 2000 Indenture, but if it receives such a notice and the default or defaults are not cured within 90 days of the notice, the Noteholders would be entitled to cause the principal amount and accrued and unpaid interest on the MTNs to become immediately due and payable.

          PHH reported that the capacity under the Credit Agreement together with the excess capacity available under its existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of the MTNs, and it continues to believe it has adequate liquidity to fund its operating cash needs.

          PHH reported that its revolving credit facilities and various other Financing Agreements require, among other things that PHH file, and/or deliver to the various lenders and trustees (within various specified periods of time), its financial statements or the financial statements of its mortgage services segment. PHH reported that it has discussed the accounting matters disclosed in its previously-filed Forms 8-K with its principal lenders.

          PHH reported that Bishop's Gate, a consolidated special purpose entity, is a party to a Base Indenture dated December 11, 1998 (the "Bishop's Gate Indenture") between The Bank of New York, as indenture trustee (the "BG Trustee"), and Bishop's Gate, under which Bishop's Gate Residential Mortgage Loan Medium Term Notes, Variable Rate Notes, Series 1999-1, Due 2006 and Variable Rate Notes, Series 2001-2, Due 2008 (collectively, the "Notes") in the aggregate outstanding principal amount of $800 million were issued. PHH reported that Bishop's Gate had received all of the required approvals and executed a Supplemental Indenture waiving any event of default arising as a result of the failure to provide the BG Trustee with its and certain other audited annual and unaudited quarterly financial statements as required. PHH reported that this waiver will be effective provided that such financial statements are delivered to the BG Trustee and the rating agencies by the Extended Deadlines. PHH also reported that a waiver of any default under Bishop's Gate's Amended and Restated Liquidity Agreement (the "Liquidity Agreement"), dated as of December 11, 1998, as further amended and restated as of December 2, 2003, among Bishop's Gate, certain banks listed therein and JPMorgan Chase Bank, as Agent for failure to deliver the required financial statements by the Extended Deadline was also executed. PHH reported that Bishop's Gate maintains committed capacity of approximately $2.3 billion to fund eligible mortgage loans.

          PHH reported on October 30, 2006 that PHH Mortgage amended its committed mortgage repurchase facility (the "Facility") by executing the Fifth Amended and Restated Master Repurchase Agreement (the "Repurchase Agreement") and the Servicing Agreement (together with the Repurchase Agreement, the "Amended Agreements"), each dated as of October 30, 2006 and among Sheffield Receivables Corporation, as conduit principal, Barclays Bank PLC, as administrative agent, PHH Mortgage, as seller and servicer, and PHH, as guarantor. PHH reported that the Facility is used to finance mortgage loans held for sale by PHH Mortgage.

          PHH reported that the Amended Agreements increase the capacity of the Facility from $500 million to $750 million, expand the eligibility of underlying mortgage loan collateral, and modify certain other covenants and terms. In addition, PHH reported that the Facility has been modified to conform to the revised bankruptcy remoteness rules with regard to repurchase facilities adopted by the Internal Revenue Service in October 2005. PHH reported that the Facility has a one-year term expiring on October 29, 2007 that is renewable on an annual basis, subject to agreement by the parties. PHH reported that the assets collateralizing this Facility are not available to pay PHH's general obligations.

          PHH reported on August 16, 2006 that in March and April, 2006, several class actions were filed against it, its Chief Executive Officer and its former Chief Financial Officer in the U.S. District Court for the District of New Jersey. PHH reported that the plaintiffs purport to represent a class consisting of persons who purchased PHH's common stock between May 12, 2005 and March 1, 2006 (the "Class Period"). PHH reported that the plaintiffs alleged among other things, that the defendants violated the Exchange Act by failing to make complete and accurate disclosures concerning reported deferred tax assets and net income during the Class Period.

          PHH reported that also in March and April, 2006, two derivative actions were filed in the U.S. District Court for the District of New Jersey against it, its former Chief Financial Officer and each member of its Board of Directors. PHH reported that one of these derivative actions has since been voluntarily dismissed by the plaintiff. PHH reported that the remaining derivative action alleges breaches of fiduciary duty and related claims based on substantially the same factual allegations as to reported deferred tax assets and net income as the class actions described above as well as based on an alleged overstatement of goodwill. PHH reported that it intends to vigorously defend against these actions, but, due to the inherent uncertainties of litigation and because these actions are at a preliminary stage, it cannot predict the outcome of these matters at this time.

          In a Current Report on Form 8-K that PHH filed on August 30, 2006, it reported that it had received the requisite consents related to the Offer and extended the deadline for Noteholders to deliver their consent to 5:00 p.m., New York City time, on September 13, 2006.

          In a Current Report on Form 8-K that PHH filed on September 1, 2006, it reported that on August 31, 2006, PHH and J.P. Morgan Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A.), as Trustee (the "PHH Trustee"), entered into Supplemental Indenture No. 4 (the "Supplement") to the 2000 Indenture, as amended or supplemented to August 31, 2006 (the "Amended 2000 Indenture").

          The Supplement provides that during the period beginning August 31, 2006 and ending on the Covenant Reversion Date (as defined below), a failure to comply with the requirements to (i) file with the SEC, and deliver to the PHH Trustee, the SEC Reports and (ii) deliver to the PHH Trustee a written statement regarding compliance with PHH's obligations under the Amended 2000 Indenture and a description of any known defaults under the Amended 2000 Indenture (clauses
(i) and (ii) together, the "Requirements") will not constitute a default or event of default under the Amended 2000 Indenture. Failure to comply with the Requirements as of the Covenant Reversion Date will constitute a default under the Amended 2000 Indenture. The Supplement also provides that all defaults that shall have occurred prior to August 31, 2006 relating to PHH's failure to comply with the Requirements are waived. The "Covenant Reversion Date" means the earliest of 5:30 p.m., New York City time, on (i) the business day following PHH's failure to pay the initial consent fee and consideration for tendered securities, if due, in accordance with the Offer, and the related Letter of Transmittal, each as may be amended and supplemented from time to time (the "Offer Documents"), (ii) the business day following PHH's failure to pay the additional consent fee, if due, in accordance with the Offer Documents and (iii) December 31, 2006.

          PHH reported on September 26, 2006 that on September 14, 2006 it concluded the Offer and that it had announced that it received consents on behalf of approximately $585 million and tenders on behalf of approximately $416 million of the aggregate principal amount of the $1.081 billion of the MTNs (together representing approximately 93% of the outstanding principal amount thereof).

          In a Current Report on Form 8-K that PHH filed on December 27, 2006, PHH reported, as previously disclosed, that it had previously obtained waivers and continues to seek additional waivers extending the deadlines for the delivery of certain of its consolidated financial statements and the financial statements of its subsidiaries, and other documents related to such financial statements, to certain lenders, trustees and other third parties in connection with certain of its financing, servicing, hedging and related agreements and instruments (collectively, the "Financing Arrangements").

          PHH reported that on December 21, 2006, it obtained additional waivers (collectively, the "Extended Waivers"), waiving certain potential breaches of covenants and extending the deadlines for the delivery of financial statements for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, and March 31, 2007, and for the year ended December 31, 2006, with respect to the following Financing Arrangements:

          - The $1.3 billion Five-Year Amended and Restated Competitive Advance and Revolving Credit Agreement dated January 6, 2006 (the "Revolving Credit Agreement"), among PHH, the lenders named therein and JPMorgan Chase Bank, National Association ("JPMorgan"), as Administrative Agent;

          -    The Credit Agreement;

          - The $500 million Revolving Credit Agreement dated April 6, 2006, among PHH, the lenders named therein and JPMorgan, as Administrative Agent;

          - The Amended and Restated Series 2006-2 Indenture Supplement dated as of December 1, 2006, to the Base Indenture dated as of March 7, 2006, among PHH's wholly owned subsidiary, Chesapeake Funding LLC, as Issuer, PHH's wholly owned subsidiary, PHH Vehicle Management Services LLC, as Administrator, JPMorgan, as Administrative Agent, certain commercial paper conduit purchasers, certain banks and certain funding agents as set forth therein, and The Bank of New York, as Indenture Trustee; and

          -    The Amended Agreements.

          PHH reported that under the Extended Waivers, the deadlines for delivery of the financial statements are as follows: (a) for the quarters ended March 31, 2006 and June 30, 2006, no later than March 30, 2007; (b) for the quarter ended September 30, 2006, no later than the earlier of (i) April 30, 2007 or (ii) one business day prior to the date on which the principal amount of any of PHH's outstanding public notes shall become due and payable as a result of certain potential events of default relating to the failure to deliver financial statements under the terms of the 2000 Indenture; and (c) for the year ended December 31, 2006 and the quarter ended March 31, 2007, no later than June 29, 2007.

          PHH reported that on December 26, 2006, Supplemental Indenture No. 2 ("Supplemental Indenture No. 2") to the Bishop's Gate Indenture became effective. PHH reported that Supplemental Indenture No. 2 waives certain potential breaches of covenants and extends the deadlines for delivery of its financial statements under the Bishop's Gate Indenture. PHH reported that a related extension of its previously obtained waiver (the "Extended Liquidity Waiver") under the Liquidity Agreement was also executed, waiving certain potential events of default and consenting to the entry by Bishop's Gate into Supplemental Indenture No. 2. PHH reported that under the combination of Supplemental Indenture No. 2, the Extended Liquidity Waiver and the waiver described above under the Revolving Credit Agreement, the deadlines for delivery of its financial statements under the Bishop's Gate Indenture and the Liquidity Agreement are as follows: (a) for the quarters ended March 31, 2006 and June 30, 2006, no later than March 30, 2007; (b) for the quarter ended September 30, 2006, no later than the earlier of (i) April 30, 2007 or (ii) one business day prior to the date on which the principal amount of any of PHH's outstanding public notes shall become due and payable as a result of certain potential events of default relating to the failure to deliver financial statements under the terms of the 2000 Indenture; and (c) for the year ended December 31, 2006 and the quarter ended March 31, 2007, no later than June 29, 2007.

          Under certain of PHH's Financing Arrangements, the lenders or trustees have the right to notify PHH if they believe PHH has breached a covenant under the operative documents and may declare an event of default. If PHH receives notice and is unable to cure the events of default or obtain necessary waivers within the required time periods or certain extended time periods, the maturity of some debt could be accelerated, and PHH's ability to incur additional indebtedness could be restricted. Moreover, defaults under certain of PHH's Financing Arrangements would trigger cross-default provisions under certain of PHH's other Financing Arrangements. PHH reported that it also obtained certain waivers and may need to seek additional waivers extending the date for delivery of the financial statements of its subsidiaries and other documents related to such financial statements to certain regulators, investors in mortgage loans and other third parties in order to satisfy state mortgage licensing regulations and certain contractual requirements. PHH reported that it will continue to seek similar waivers as may be necessary in the future.

          PHH reported that there can be no assurance that any required waivers will be received on a timely basis, if at all, or that any waivers obtained, including the waivers it had already obtained, would extend for a sufficient period of time to avoid an acceleration event, an event of default or other restrictions on its business operations. PHH reported that the failure to obtain waivers could be material and adverse to its business, liquidity and financial condition.

          PHH disclosed the developments discussed above in Form 8-K reports that it filed with the SEC on March 1, March 13, March 17, April 6, April 27, May 11, June 12, July 21, July 24, August 16, August 30, September 1, September 26, September 28, September 29, October 30, November 22, 2006, and December 27, 2006, respectively. You can find these reports, as well as the 2005 Form 10-K, on the SEC website at www.sec.gov. The developments described in this section and in these SEC filings could have a material adverse effect on the business, liquidity and financial condition of PHH and on the ability of PHH Mortgage to service the mortgage loans and perform its duties under the applicable Servicing Agreement. The inability of PHH Mortgage to perform these functions could have a material adverse effect on the value of the certificates. These Form 8-K reports and the 2005 Form 10-K shall not be deemed to be incorporated by reference into this free writing prospectus supplement or the depositor's registration statement.

Wilshire Credit Corporation

          Wilshire Credit Corporation will act as a Servicer of the Mortgage Loans and its obligations with respect to the Mortgage Loans are limited to its contractual servicing obligations. On and after the Closing Date, Wilshire will service the Mortgage Loans in accordance with the applicable Servicing Agreement.

          The principal executive offices of Wilshire are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

          Wilshire, a Nevada corporation, is an affiliate of the Sponsor, the Depositor and the Underwriter. Wilshire, together with the predecessor to Wilshire, has conducted a loan servicing business since 1994.

          Wilshire is primarily engaged in the non-prime loan servicing business. As of December 31, 2006, Wilshire was servicing approximately $31.9 billion aggregate principal amount of loans and charge off assets. As of December 31, 2006, Wilshire had approximately 756 employees.

          Wilshire (or its predecessor in interest) has serviced mortgage loans since 1994 and has serviced mortgage loans similar to the Mortgage Loans since 2000.

          The size, composition and growth of Wilshire's portfolio of assets of the type included in the current transaction are as follows:

                                                       APPROXIMATE
                                                       OUTSTANDING
                                         NUMBER OF      PRINCIPAL
TYPE OF ASSET       AS OF DECEMBER 31,     LOANS       BALANCE ($)
-------------       ------------------   ---------   --------------
Subordinate Liens          2000            45,216       597,060,211
Sub-Prime                  2000             8,140       303,111,697

Subordinate Liens          2001            68,123     1,794,771,239
Sub-Prime                  2001            12,045       584,972,781

Subordinate Liens          2002            75,505     2,296,472,104
Sub-Prime                  2002             8,820       365,199,943

Subordinate Liens          2003            67,505     2,638,073,436
Sub-Prime                  2003            18,520     2,137,893,258

Subordinate Liens          2004           120,517     4,998,592,582
Sub-Prime                  2004            23,070     3,779,048,540

Subordinate Liens          2005           143,679     6,253,293,420
Sub-Prime                  2005            80,585    14,302,067,780

Subordinate Liens    December 31, 2006    108,889     5,048,123,442
Sub-Prime            December 31, 2006    135,778    25,061,144,599

          Wilshire has implemented the following processes to service loans.

          Customer service representatives undergo three weeks of orientation, classroom instruction, and mentoring before graduating to a live call-center environment, where they are monitored and supervised extensively. The call center is automated and utilizes a variety of technologies such as an automated call distribution system and a voice response unit ("VRU"). Wilshire attempts to increase its interaction with borrowers through:

               - Extended daily hours of operation to accommodate a diverse geographic portfolio.

               -    A bilingual 24-hour VRU.

               - An extensive customer service website that offers various payment options, detailed account information, and FAQ section.

               - Trending analysis of call volume to monitor customer service issues, determine workflow demands, and identify training needs.

               - Customer service desk reference and other web-based materials for easy reference.

               - A dedicated support group to handle research tasks to maximize call center efficiency.

               - An Executive Response Team to respond to regulatory inquiries and attorney letters.

               - Proprietary systems that work in tandem with Wilshire's predictive dialer, enabling management to customize calling campaigns for multiple collectors or on an individual basis.

          Wilshire uses an early stage collections group that is responsible for loans in the 3-59 days past due category. Loans that migrate sixty (60) days past due and beyond are handled by the late stage collections group. In this group, collectors have the discretion to establish a pre-forbearance agreement up to six (6) months in duration prior to submitting the delinquent loan to a loss mitigation counselor. At approximately seventy-five (75) days past due, delinquent loans are reviewed for submission to the foreclosure department or submitted for charge-off consideration, based upon the equity analysis and lien position. See additional procedures described under Wilshire's handling of delinquencies, losses, bankruptcy and recoveries.

          Wilshire has created an internal control regimen that oversees its procedures to ensure that they are followed. These include: corporate audit, internal legal counsel, a dedicated compliance officer, an internal risk management department, and a quality assurance group, each of which is obligated to separately police Wilshire's procedures.

          Under Wilshire's internal control program, all loan servicing departments are responsible for identifying operational and financial risks and testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by the internal control group, which is independent of the loan servicing functions.

          Wilshire utilizes an estimated severity calculation to help minimize losses by using the loss information to determine the best servicing strategy. Estimated losses can determine collection strategy, foreclosure bid amounts, or aid in the determination of acceptance of loss mitigation transactions. At key points in the servicing process such as foreclosure referral or short sale transactions, Wilshire utilizes an asset review committee to approve transactions to encourage creative and prudent decisions.

          Loss mitigation efforts are administered by the loan workout officers and officially commence with a mass mailing to all accounts that are forty-five
(45) days delinquent depending on asset type. The loan workout officers are primarily responsible for identifying and soliciting viable workout opportunities through telephone and special letter campaigns. Policies and procedures for loss mitigation efforts are documented with clearly defined approval levels and step-by-step procedures for pre-qualifying borrowers for workout packages. Loss mitigation efforts currently include:

               - Periodic contact attempts every five (5) days with a 30-day "door knock"

               -    Updated broker price opinion (BPO) every six (6) months.

               - Proprietary foreclosure disposition model which performs calculations for best exit strategy to minimize loss severity.

               - Reasons for default are reviewed to identify legitimate hardship situations that qualify for workouts.

               -    No charges for forbearance agreements.

          A foreclosure committee, consisting of at least two corporate officers, is required to review and approve any loan for foreclosure commencement. A referral specialist in Wilshire is tasked with reviewing foreclosure files that have been inherited from a previous servicer to identify potential issues that may challenge efficient timeline processing.

          Wilshire's REO group is responsible for REO property marketing and disposition, as well as property inspections and preservation work, insurance claims, and property valuations. Its processes include the following:

               - A minimum of two property valuations post-acquisition are obtained to determine asset value and list price.

               - Assets are assigned based on investor and geographic considerations.

               - A written marketing plan is developed that includes list price, recommendations for property repairs, estimated sales price, and gain/loss projections.

               - Marketing plans are effective for a duration of 120 days and require management approval to ensure consistency in the marketing process.

               - Asset managers enjoy delegated approval to accept offers within pre-defined authority levels.

               - Cash for keys is used to minimize protracted eviction proceedings and to facilitate marketing time.

               -    Repairs are considered on a cost-benefit basis.

               - Wilshire reviews monthly broker status reports and generates scorecards to ensure acceptable marketing effort.

               - Marketing is facilitated by property listing on internet site.

          Wilshire has made the following material changes to its policies and procedures in servicing all of its mortgages during the past three years:

               - On May 1, 2004, Wilshire was acquired by Merrill Lynch Mortgage Capital Inc. With improved access to capital funding, Wilshire has been able to upgrade its servicing technology, infrastructure, and build additional capacity to accommodate future portfolio growth.

               - In 2004, Wilshire implemented a staffing model to ensure that employee resources are equivalent to projected portfolio growth per each quarter throughout the calendar year. Wilshire has expanded its training and recruitment programs, and in 2005 adopted a centralized training and career-pathing corporate initiative.

               - In 2005, Wilshire created a separate department to work with borrowers and provide reports to investors with regard to mortgage loans located in federally declared disaster areas.

               - In 2005 Wilshire established a separate executive response team to respond to escalated borrower issues.

          The applicable Servicing Agreement generally will provide that Wilshire and its directors, officers, employees or agents shall not be under any liability to the Issuing Entity or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that will not protect Wilshire or any such person against any breach of representations or warranties made by it or protect Wilshire or any such person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties, or by reason of reckless disregard of its obligations and duties. Wilshire and any director, officer, employee or agent of Wilshire will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters. Wilshire and any director, officer, employee or agent of Wilshire also will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of its duties under, or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement, or by reason of reckless disregard of obligations and duties thereunder. Wilshire will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties and that in its opinion may involve it in any expense or liability; provided, however, that Wilshire, in its discretion, may undertake any such action that it may deem necessary or desirable. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuing Entity, and Wilshire shall be entitled to be reimbursed therefor out of the Collection Account.

          Wilshire is required to make advances to the extent described herein. See "Servicing of the Mortgage Loans--Advances." Wilshire has not failed to make a required advance in connection with any mortgage-backed securitization.

          Wilshire does not have custodial responsibility for the mortgage loan documents except to the extent that it receives such documents in connection with pay-offs of the Mortgage Loans. Wilshire's lien release department holds the paid in full loan files in locked fire proof cabinets until the lien release is sent to the county.

          Wilshire also may receive original documents for the purpose of pursuing a foreclosure action or other borrower requests such as subordinations. Wilshire's collateral control department holds all files in locked fire proof cabinets until the loan is reinstated or liquidated, at which time the files are returned to the custodian or archived.

Wilshire's Delinquency and Foreclosure Statistics

          Wilshire's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of Wilshire's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the Mortgage Loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and
(iii) loans and financial assets which Wilshire began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the Mortgage Loans.

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE

                                                      WILSHIRE LOAN DELINQUENCY EXPERIENCE
                         ----------------------------------------------------------------------------------------------
                                     AS OF DECEMBER 31, 2004                         AS OF DECEMBER 31, 2005
                         ----------------------------------------------  ----------------------------------------------
                                                               PERCENT                                         PERCENT
                                                     PERCENT      BY                                 PERCENT      BY
                          NUMBER      PRINCIPAL      BY NO.   PRINCIPAL   NUMBER      PRINCIPAL      BY NO.   PRINCIPAL
                         OF LOANS      BALANCE      OF LOANS   BALANCE   OF LOANS      BALANCE      OF LOANS   BALANCE
                         --------  ---------------  --------  ---------  --------  ---------------  --------  ---------
Period of
   Delinquency*
   30-59 Days .........     3,369  $   243,643,389     2.06%     2.39%      6,490  $   615,760,035     2.73%     2.82%
   60-89 Days .........     1,606  $   113,054,726     0.98%     1.11%      3,003  $   270,191,716     1.26%     1.24%
   90 Days or more ....    12,207  $   533,986,181     7.45%     5.25%     10,269  $   678,125,561     4.32%     3.11%
                          -------  ---------------   ------    ------     -------  ---------------   ------    ------
Total Delinquent
   Loans ..............    17,182  $   890,684,297    10.49%     8.75%     19,762  $ 1,564,077,311     8.31%     7.17%
                          =======  ===============   ======    ======     =======  ===============   ======    ======
Current ...............   144,170  $ 9,017,124,348    88.01%    88.61%    215,248  $19,881,372,967    90.50%    91.18%
Loans in Foreclosure ..     2,466  $   268,528,404     1.51%     2.64%      2,839  $   358,655,069     1.19%     1.64%
                          -------  ---------------   ------    ------     -------  ---------------   ------    ------
Total .................   163,818  $10,176,337,049   100.00%   100.00%    237,849  $21,804,105,346   100.00%   100.00%
                          =======  ===============   ======    ======     =======  ===============   ======    ======

                               WILSHIRE LOAN DELINQUENCY EXPERIENCE
                         -----------------------------------------------
                                     AS OF DECEMBER 31, 2006
                         -----------------------------------------------
                                                                PERCENT
                                                      PERCENT      BY
                          NUMBER       PRINCIPAL      BY NO.   PRINCIPAL
                         OF LOANS       BALANCE      OF LOANS   BALANCE
                         --------  ----------------  --------  ---------
Period of
   Delinquency*
   30-59 Days .........    10,411   $ 1,407,695,674     3.97%     4.41%
   60-89 Days .........     5,074   $   685,759,683     1.94%     2.15%
   90 Days or more ....    15,782   $ 1,490,462,545     6.02%     4.67%
                          -------   ---------------   ------    ------
Total Delinquent
   Loans ..............    31,267   $ 3,583,917,902    11.93%    11.24%
                          =======   ===============   ======    ======
Current ...............   224,058   $27,130,101,124    85.50%    85.05%
Loans in Foreclosure ..     6,744   $ 1,183,985,767     2.57%     3.71%
                          -------   ---------------   ------    ------
Total .................   262,069   $31,898,004,793   100.00%   100.00%
                          =======   ===============   ======    ======

----------
* All of the delinquency experience above has been calculated using the ABS method. Under ABS methodology, a loan is not considered delinquent until any payment is contractually past due thirty (30) days or more, assuming 30-day months. For example, a loan due on the first day of a month is not considered thirty (30) days delinquent until the first day of the next month.

It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Wilshire's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for Wilshire's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the mortgage pool. Wilshire does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Wilshire. In addition, adverse economic conditions may affect the timely payment by mortgagors of Scheduled Payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

Wachovia Mortgage Corporation

          Wachovia Mortgage Corporation ("Wachovia"), a North Carolina corporation, is a subsidiary of Wachovia Bank, National Association, which is a wholly-owned subsidiary of Wachovia Corporation, a bank holding corporation. Wachovia is a nationwide mortgage originator and servicer with its corporate office located in Charlotte, North Carolina, and its loan servicing center located in Raleigh, North Carolina. Wachovia is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the "OCC") and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae and Freddie Mac.

          Wachovia and its predecessors, First Union Mortgage Corporation and Cameron-Brown Mortgage, have serviced residential mortgage loans since 1964, as servicer, interim servicer, or affiliated servicer.

Wachovia services residential first lien mortgage loans, including prime 30-year fixed-rate, prime 15-year fixed rate, prime adjustable-rate, home equity, relocation and construction loans. In 2001, Wachovia divested itself of its 762,000 loan servicing portfolio and transferred these asset loans to EverHome Mortgage Company ("EverHome") for sub-servicing. Between 2001 and 2004, Wachovia acted as interim servicer for mortgage loan purchasers during the period of time between the sale of the loans to the time of servicing transfer (either to a mortgage loan purchaser or a third-party servicer). In mid-2004, Wachovia began to retain all servicing on loans originated through its Retail Lending and Direct Lending channels. In 2005, Wachovia serviced over 200,000 loans with unpaid principal balances of approximately $36 billion.

          Wachovia is rated as a servicer by Fitch Ratings, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

          Wachovia utilizes the Mortgage Bankers Association ("MBA") industry standard delinquency model to determine delinquencies. Wachovia generally does not charge-off investor owned loans. For asset loans, Wachovia follows a loss recognition policy established by Wachovia's risk management group and also follows industry standards. The determination to charge-off a loan rather than foreclose is determined by a business model related to property valuations, cost of a foreclosure and lien status. Delinquencies are acknowledged regardless of the existence of a repayment plan. The status continues until the loan becomes current. Re-age agreements are not executed unless the related investor approves a formal loan modification. All loss mitigation activity and delinquency activity follows guidelines for Fannie Mae, Freddie Mac, Ginnie Mae, FHA, VA and private investor guidelines.

          Wachovia's Servicing Policies and Procedures

          Upon boarding of mortgage loans, Wachovia reviews each mortgage loan package for completeness, images the related documents in electronic form and enters mortgage loan information in a software system designed specifically for use by the mortgage lending industry. This software system ensures uniformity of treatment and efficiency of recordkeeping with respect to routine loan servicing procedures, including but not limited to payment application and escrow administration. Wachovia establishes initial contact with each mortgagor with a welcome package communicating necessary information about the administration of such mortgagor's loan. Wachovia maintains this contact with the mortgagor through monthly statements and correspondence providing regulatory information. In connection with its servicing activities, which include collection of principal and interest payments, payment of taxes, insurance and other charges, maintenance of primary mortgage insurance and hazard insurance with qualified insurers, property inspections, loss mitigation, default administration, release and satisfaction of mortgages, preparation of annual statements and reports, Wachovia closely monitors its servicing policies and procedures to prevent defaults under applicable servicing agreements or OCC requirements.

          Wachovia maintains escrow accounts for the benefit of mortgagors to pay hazard insurance premiums and taxes. Wachovia provides mortgagors with an analysis of the escrow account activity at least once a year. Wachovia utilizes the services of a vendor to track and ensure that payments are remitted to insurance carriers and tax authorities in a timely manner to minimize costs. In the event the mortgagor does not maintain adequate insurance coverage, Wachovia obtains adequate coverage in accordance with the terms of the loan documents and the related servicing agreement unless otherwise governed by state law. Wachovia administers insurance proceeds with restricted escrow in which the proceeds are held in separate accounts for the benefit of the mortgagors during repair or reconstruction of the collateral until disbursed in accordance with investor guidelines and general industry practice. Upon payment in full of a loan obligation, Wachovia releases excess escrow funds to the related mortgagor within 30 days of receipt of final payment.

          In accordance with the applicable servicing agreement, Wachovia begins to work with mortgagors upon the first indication that they are experiencing difficulty meeting their monthly payment obligation. Wachovia contacts mortgagors by phone as an initial reminder of a missed payment and makes follow-up phone calls until payment is received or an alternative payment arrangement is reached.

          If a mortgage loan customer files bankruptcy, Wachovia monitors the bankruptcy case in accordance with applicable Federal Bankruptcy Law requirements until it is closed or a lift of stay is granted. If appropriate and if any required consent is obtained, a vendor will proceed on Wachovia's behalf by referring the foreclosure action to a Wachovia-approved attorney licensed in the applicable jurisdiction. Wachovia monitors all referral files until the mortgage loan is reinstated or paid in full or foreclosure is completed.

          In accordance with investor and state law guidelines, as well as appropriate mortgage insurance guidelines, if applicable, Wachovia proceeds with foreclosure upon delinquency after all loss mitigation efforts have been exhausted. Upon completion of the foreclosure sale and the placement of the related property in REO status, Wachovia will assign the loan back to the institutional investor if so directed by the applicable guidelines. In accordance with private investor agreements, Wachovia works with sub-contractors to facilitate the sale and disposition of REO property. Additionally, Wachovia files claims under any related primary mortgage insurance policy, seeks deficiency judgments where permitted under law and extends recovery efforts on behalf of the investor.

          Vendors provide a variety of services to Wachovia, including the provision of software, call centers, loan status tracking required to obtain escrow information, and payment processing. Wachovia maintains a process of thorough review and due diligence for any vendor who performs mortgage loan administration activities. Each vendor must execute a services agreement with Wachovia and provide a relationship manager for direct contact with Wachovia in order for Wachovia to closely monitor such vendor's performance under such agreement. Wachovia maintains a fidelity errors and omissions policy for its loan servicing operations and requires that any vendor engaging in loan administration activities on behalf of Wachovia maintains equivalent coverage as required under the applicable servicing agreement.

          There have been no material changes in Wachovia's servicing policies and procedures in the past three years, other than changes mandated by federal or state laws, or investor guidelines.

          Prior Securitizations

During the three (3) years preceding the date of this prospectus supplement, none of the residential mortgage loan securitization portfolios serviced by Wachovia have experienced servicing events of default, termination triggers or early amortization events due to Wachovia's servicing activities. Wachovia has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or the application of a servicing performance test or trigger. During such time, Wachovia has neither failed to make any required advance with respect to any issuance of residential mortgage backed securities nor disclosed material noncompliance with the servicing criteria applicable to any such securitization.

THE TRUSTEE

          HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America (the "TRUSTEE") will be named trustee under the Pooling and Servicing Agreement. The Trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee's offices for notices under the Pooling and Servicing Agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1367.

          In the event the Master Servicer defaults in the performance of its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor, the Trustee is obligated (subject to the terms of the Pooling and Servicing Agreement) to perform such obligations until a successor master servicer is appointed. If the Trustee resigns or is removed under the terms of the Pooling and Servicing Agreement, a successor trustee shall be appointed within 30 days by the Securities Administrator. If no such successor trustee is appointed within the 30-day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

          As compensation to the Trustee in respect of its obligations under the Pooling and Servicing Agreement, the Trustee's annual fee will be paid by the Securities Administrator pursuant to a separate agreement between the Trustee and the Securities Administrator, and such compensation will not be an expense of the Issuing Entity.

          The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless by the Issuing Entity against any loss, liability or expense set forth in the Pooling and Servicing Agreement. In addition, the Trustee shall be indemnified by the Master Servicer for any losses, liabilities or expenses resulting from the Master Servicer's breach of its obligations as provided in the Pooling and Servicing Agreement. The Trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement.

          HSBC Bank USA, National Association, has been, and currently is, serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

          Wells Fargo Bank, National Association ("WELLS FARGO BANK") will act as Master Servicer (in such capacity, the "MASTER SERVICER") and Securities Administrator (in such capacity, the SECURITIES ADMINISTRATOR") under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Trustee and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust Fund. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

          Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective servicing agreements as modified by their respective assignment, assumption and recognition agreements, each dated as of

March 1, 2007 (the "ASSIGNMENT AGREEMENTS" and together with the servicing agreements, the "SERVICING AGREEMENTS"). In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

          Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity and the preparation and filing of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

          Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

                         AFFILIATIONS AND RELATIONSHIPS

          The Depositor, the Sponsor, Wilshire Credit Corporation and the Underwriter are all affiliates of each other and have the following ownership structure:

          The Depositor is an affiliate, through common parent ownership, of each of the Sponsor, Wilshire Credit Corporation and the Underwriter.

          The Sponsor is an affiliate, through common parent ownership, of the Underwriter. The Sponsor is also an affiliate of the Depositor and Wilshire Credit Corporation and a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

          The Servicers, the Master Servicer, the Securities Administrator and the Trustee will have the following responsibilities with respect to the Issuing
Entity:

PARTY:                           RESPONSIBILITIES:
------                           -----------------
Servicers.....................   Performing the servicing functions with respect
                                 to the Mortgage Loans and the mortgaged
                                 properties in accordance with the provisions of
                                 the Servicing Agreements, including, but not
                                 limited to:

                                 -    collecting monthly remittances of
                                      principal and interest on the Mortgage
                                      Loans from the related borrowers,
                                      depositing such amounts in the related
                                      servicing account, and delivering all
                                      amounts on deposit in the servicing
                                      accounts to the Master Servicer for
                                      deposit in the master servicer collection account on the servicer remittance date;

                                 - collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                                 - making advances with respect to delinquent payments of principal and interest on the Mortgage Loans, other than with respect to REO Properties and balloon payments, to the extent such Servicer believes such advances will be recovered;

                                 -    making servicing advances in respect of
                                      customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) taxes, assessments and other charges which are or may become a lien upon the mortgaged property; provided, however, that advances of taxes shall only be made to prevent foreclosure of the mortgaged property or
                                      (c) fire and hazard insurance coverage;

                                 -    providing monthly loan-level reports to
                                      the Master Servicer;

                                 -    maintaining certain insurance policies
                                      relating to the mortgage loans; and

                                 -    enforcing foreclosure proceedings.

Master Servicer...............   Performing the master servicing functions in
                                 accordance with the provisions of the Pooling
                                 and Servicing Agreement, including, but not
                                 limited to:

                                 - monitoring each Servicer's performance and enforcing each Servicer's obligations under the related Servicing

PARTY:                           RESPONSIBILITIES:
------                           -----------------
                                      Agreement;

                                 - collecting monthly remittances from each Servicer for deposit in the master servicer collection account on the related
                                      Servicer's remittance date and delivering all amounts on deposit in the master servicer collection account to the
                                      Securities Administrator for deposit in
                                      the certificate account;

                                 - gathering the monthly loan-level reports delivered by each Servicer and providing a comprehensive loan-level report to the
                                      Securities Administrator with respect to the mortgage loans;

                                 -    upon the termination of a Servicer,
                                      appointing a successor servicer to the
                                      extent provided for in the Pooling and
                                      Servicing Agreement, and until a successor servicer is appointed, acting as successor servicer; and

                                 - upon the failure of a Servicer to make any required advances with respect to a mortgage loan, making those advances to the extent provided in the Pooling and Servicing Agreement.

Securities Administrator......   Performing the securities administration
                                 functions in accordance with the provisions of
                                 the Pooling and Servicing Agreement, including
                                 but not limited to:

                                 -    receiving monthly remittances from the
                                      Master Servicer for deposit in the
                                      certificate account and distributing
                                      amounts on deposit therein to
                                      certificateholders;

                                 -    preparing and making available investor
                                      reports, including the monthly
                                      distribution date statement to
                                      certificateholders based on information
                                      received from the Master Servicer and
                                      reports necessary to enable
                                      certificateholders to prepare their tax
                                      returns;

                                 -    preparing and filing annual federal and
                                      (if required) state tax returns on behalf of the Issuing Entity; and

                                 -    preparing and filing certain periodic
                                      reports with the Securities and Exchange
                                      Commission on behalf of the Issuing Entity with respect to the certificates.

Trustee.......................   Performing the trustee functions in accordance
                                 with the provisions of the Pooling and
                                 Servicing Agreement, including but

PARTY:                           RESPONSIBILITIES:
------                           -----------------
                                 not  limited to:

                                 - enforcing the obligations of each of the Master Servicer and the Securities
                                      Administrator under the Pooling and
                                      Servicing Agreement;

                                 - holding and maintaining the mortgage loan documents related to the mortgage loans in a fire-resistant facility intended for the safekeeping of mortgage loan files (which functions shall be performed by Wells
                                      Fargo Bank, as custodian); and

                                 -    until a successor master servicer is
                                      appointed, acting as successor master
                                      servicer in the event the Master Servicer resigns or is removed by the Trustee.

FEES AND EXPENSES OF THE ISSUING ENTITY

          In consideration of their respective duties on behalf of the Issuing Entity, the Servicer, the Master Servicer and the Securities Administrator will receive from the assets of the Issuing Entity certain fees and expenses, which will be reimbursed before payments are made on the certificates.

                         DESCRIPTION OF THE CERTIFICATES

          The terms described in this free writing prospectus supplement relate solely to the MANA 2007-F1 certificates and the related pool of mortgage loans.

GENERAL

          The certificates represent beneficial ownership interests in the Issuing Entity, which consists of a trust fund (the "TRUST FUND"), the corpus of which on the closing date will consist primarily of (1) the Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account, the Master Servicer Collection Account and the Certificate Account; (3) the Issuing Entity's rights under the Mortgage Loan Purchase Agreement; (4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; and
(6) the proceeds of all of the foregoing.

BOOK-ENTRY CERTIFICATES

          General. The offered certificates (other than the residual class of certificates) will be book-entry certificates (each, a class of "BOOK-ENTRY CERTIFICATES") issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein).

          Each class of Book-Entry Certificates will be represented by one or more global certificates that equal the initial principal balance of such class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate instrument in registered form evidencing such person's interest (a "DEFINITIVE CERTIFICATE"), except as set forth in the Prospectus under "Description of the Securities--Book-Entry Registration and Definitive

Securities." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described in the Prospectus, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. Beneficial Owners are only entitled to exercise their rights indirectly through Participants in DTC.

          Registration. Beneficial Owners will hold their interests in their offered certificates through DTC in the United States, or, upon request, through Clearstream Banking, societe anonyme (formerly Cedelbank) (hereafter, "CLEARSTREAM LUXEMBOURG") or the Euroclear System ("EUROCLEAR") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depository for Clearstream Luxembourg and JPMorgan Chase Bank will act as depository for Euroclear (in such capacities, individually the "RELEVANT DEPOSITORY" and collectively, the "EUROPEAN DEPOSITORIES").

          The Beneficial Owner's ownership interest in a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "PARTICIPANT") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

          Beneficial Owners will receive all payments of principal of, and interest on, the offered certificates from the Securities Administrator through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

          Beneficial Owners will not receive or be entitled to receive Definitive Certificates representing their respective interests in the Book-Entry Certificates except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer their interest by book-entry transfer, through DTC for the account of the purchasers of such certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

          Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, refer to "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "--Information Reporting and Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

          Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

          Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("CLEARSTREAM LUXEMBOURG PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR").

          The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

          The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

          Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

          The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

          Payments on the Book-Entry Certificates will be made on each distribution date by the Securities Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

          Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Payments with respect to certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the

Relevant Depository. Such payments will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "--Information Reporting and Backup Withholding" in the Prospectus.

          Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          Monthly reports will be made available by the Securities Administrator to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

          DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other certificates.

          Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          None of the Sponsor, the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Securities--Book-Entry Registration and Definitive Securities." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Securities Administrator is required to direct DTC to notify Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for the Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates, and upon receipt of instruction from DTC for re-registration, the Securities Administrator will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal balances owned by each individual Beneficial Owner and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

          For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities--Book-Entry Registration and Definitive Securities" in the Prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          On or prior to the closing date, the Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans, which will be separate from the Servicer's other assets (each, a "COLLECTION ACCOUNT"). On or prior to the closing date, the Securities Administrator will establish and maintain an account (the "CERTIFICATE ACCOUNT") in trust for the benefit of the certificateholders. On the 18th day of each month or, if such 18th day is not a business day, on the immediately preceding business day (the "SERVICER REMITTANCE DATE"), each Servicer other than Wilshire Credit Corporation will remit all amounts on deposit in its Collection Account to the Master Servicer for deposit into an account established by the Master Servicer (the "MASTER SERVICER COLLECTION ACCOUNT"); the Servicer Remittance Date for Wilshire Credit Corporation is later of (i) two Business Days after the 15th day of the month in which such distribution date occurs and (ii) the 18th day (or if such day is not a Business Day, the immediately preceding Business Day) of the month in which the related distribution date occurs. The Master Servicer Collection Account may be a sub-account of the Certificate Account.

          On each distribution date, to the extent of the Available Distribution Amount (as defined below) on deposit in the Certificate Account, the Securities Administrator will withdraw the Available Distribution Amount to pay the certificateholders. As additional compensation to the Securities Administrator, funds credited to the Certificate Account may be invested at the discretion of the Securities Administrator for its own benefit in permitted investments.

          Funds credited to the Collection Account established by the Servicer may be invested at the discretion of the Servicer for its own benefit in permitted investments. Funds credited to the Master Servicer Collection Account established by the Master Servicer may be invested at the discretion of the Master Servicer for its own benefit in permitted investments.

AVAILABLE DISTRIBUTION AMOUNT

          Distributions of interest and principal on the certificates will be made on each distribution date from the Available Distribution Amount in the order of priority set forth below at "--Priority of Distributions." The "AVAILABLE DISTRIBUTION AMOUNT" with respect to any distribution date will generally equal the following amounts:

          (1) all scheduled installments of interest (net of any servicing fees) and principal collected on the Mortgage Loans and due during the related Due Period, together with any monthly advances in respect thereof;

          (2) all proceeds of any primary mortgage guaranty insurance policies or any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration or repair of the related Mortgaged Property or released to the related mortgagor in accordance with the Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS");

          (3) all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS") in the month preceding the month of such distribution date, to the extent payable;

          (4) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the Mortgage Loans during the calendar month immediately preceding the distribution date (the "PREPAYMENT PERIOD"), plus any amounts received from the Servicer in respect of Prepayment Interest Shortfalls on the Mortgage Loans; and

          (5) amounts received with respect to such distribution date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan purchased or replaced by the Sponsor as of such distribution date as a result of a breach of a representation or warranty or a document defect;

          minus:

          (6) certain charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee, which aggregate amount shall include any of the Master Servicer's, Securities Administrator's or Trustee's reasonable costs associated with any termination of the Servicer and the transfer of the servicing to a successor servicer under the Pooling and Servicing Agreement;

          (7) the case of paragraphs (2) through (5) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed monthly advances or servicing advances due to the Servicer;

          (8) any related unreimbursed monthly advances or servicing advances determined to be nonrecoverable; and

          (9) in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

DISTRIBUTIONS OF INTEREST

          The amount of interest distributable on each distribution date in respect of each class of certificates (other than the principal-only certificates) will equal the accrued certificate interest for that class on that distribution date, as reduced by any net Prepayment Interest Shortfalls allocable to that class for that date. Interest distributable on the senior certificates (other than the principal-only certificates) will be distributed from the Available Distribution Amount on each distribution date. Interest will not accrue on interest shortfalls. Any reduction of the applicable mortgage rate by application of the Relief Act (a "RELIEF ACT REDUCTION") with respect to a Mortgage Loan will be allocated among the related senior certificates (other than the principal-only certificates) and the classes of subordinate certificates proportionately based on the accrued certificate interest otherwise distributable thereon. "RELIEF ACT" means the Servicemembers Civil Relief Act, as amended, and similar state or local laws.

          When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to certificateholders. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a Prepayment Interest Shortfall could result. With respect to prepayments in full or in part, the Servicers are obligated to reduce the total of its servicing fees for the related distribution date to fund any resulting Prepayment Interest Shortfalls. Any Net Prepayment Interest Shortfalls will be allocated among the senior certificates (other than the principal-only certificates) and the subordinate certificates proportionately based on the accrued certificate interest otherwise distributable thereon for that distribution date.

          "PREPAYMENT INTEREST SHORTFALL" means the amount by which one month's interest at the net mortgage rate on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment.

          No interest will accrue or be distributable on the principal-only certificates.

DISTRIBUTIONS OF PRINCIPAL

          Distributions of principal on the certificates (other than the interest-only certificates) will be made on each distribution date in an aggregate amount equal to the related principal distribution amount, to the extent of amounts available to make those payments in accordance with the priorities set forth under "--Priority of Distributions" below.

          During the first five years following the closing date, all principal prepayments on the Mortgage Loans will be allocated to the related senior certificates (other than the interest-only certificates and the principal-only certificates) until the aggregate principal balance of the related senior certificates is reduced to zero. This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the related senior certificates (other than the interest-only certificates and the principal-only certificates), while, in the absence of Realized Losses, increasing the relative percentage interest in the Mortgage Loans evidenced by the subordinate certificates. Increasing the proportionate interest of the subordinate certificates relative to that of the related senior certificates (other than the interest-only certificates and the principal-only certificates) is intended to preserve the limited protection provided to such senior certificates (other than the interest-only certificates and the principal-only certificates) by the subordination of the subordinate certificates.

          No principal will be distributable on the interest-only certificates.

          Solely for purposes of allocating principal distributions and losses with respect to principal among the senior certificates, the Mortgage Loans will be divided into subgroups (each, a "SUBGROUP"). Each Subgroup will consist of the portions or components (the "MORTGAGE COMPONENTS") of Mortgage Loans as described in the related prospectus supplement.

          Cross-Collateralization Provisions. In addition to the foregoing distributions, the certificates generally may receive additional distributions on any distribution date prior to the Credit Support Depletion Date under the circumstances specified in (A), (B) and (C) below:

                  (A) On any distribution date, to the extent that, after giving effect to the interest distributions to the senior certificates, the portion of the Available Distribution Amount with respect to a Subgroup is insufficient to distribute principal distributions to the senior certificates in the related Subgroup to which such certificates are entitled (such shortfall, the "DEFICIENCY AMOUNT") and, after giving effect to the interest distributions to the senior certificates, the portions of the Available Distribution Amount with respect to any of the other Subgroups exceeds the amount required to distribute principal distributions to the senior certificates in the related Subgroup to which such certificates are entitled, an amount up to such excess will be distributed to the classes of certificates in the Subgroup that suffered the Deficiency Amount, in reduction of the Deficiency Amount.

                  (B) On any distribution date on or after the date on which the aggregate principal balance of the senior certificates in a particular Subgroup has been reduced to zero, all principal (in excess of that needed to reduce such aggregate principal balance to zero and other than amounts allocated to principal-only certificates, if any) received on the Mortgage Components in the Subgroup relating to such senior certificates that have been paid in full, will be paid as principal to the remaining senior certificates (other than any principal-only certificates) related to each other Subgroup pro rata based upon their respective outstanding principal balances in accordance with the order set forth in the related prospectus supplement in reduction of the principal balances thereof, subject to certain limitations.

                  (C) If on any distribution date on which the aggregate
            principal balance of the senior certificates in any Subgroup would be greater than the outstanding principal balance of the Mortgage Components in the related Subgroup (other than the principal-only components in the related Subgroup, if any) as of such date (giving effect to any monthly advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Loans that have not been passed through to the Certificateholders) (the "UNDERCOLLATERALIZED SUBGROUP"), after giving effect to distributions to be made on such distribution date, the portion of the Available Distribution Amount in respect of principal on the Mortgage Components in any of the other Subgroups that is not an Undercollateralized Subgroup (the "OVERCOLLATERALIZED SUBGROUP") otherwise allocable to the subordinated certificates will generally be distributed to the classes of senior certificates (other than any principal-only certificates) relating to the Undercollateralized Subgroup (in accordance with the priorities set forth in the related prospectus supplement), in reduction of the principal balances thereof, until the aggregate principal balance of the senior certificates (other than the principal-only certificates, if any) related to the Undercollateralized Subgroup is equal to the outstanding principal balance of the Mortgage Components in the related Subgroup as of such date (giving effect to any monthly advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Components that have not been passed through to the Certificateholders). Moreover, the Available Distribution Amount with respect to any Overcollateralized Subgroup will be further reduced (after distributions of interest to the senior certificates included in the Overcollateralized Subgroup) in an amount equal to one month's interest on the amount by which the Undercollateralized Subgroup is undercollateralized, plus any shortfall of such amounts from prior distribution dates; provided, such reduction may be subject to certain limitations set forth in the related prospectus supplement.

The reduction in the Available Distribution Amount of any Overcollateralized Subgroup to pay interest to any Undercollateralized Subgroup as described above may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinated Certificates and further to the amount of principal otherwise distributable to the Certificates related to the Undercollateralized Subgroup because the certificates in the Overcollateralized Subgroups, if any, may have a Certificate Rate lower than that of the Undercollateralized Subgroups. Such shortfall will be payable from amounts otherwise distributable first from the subordinated certificates in reverse order of their priority of payment and then from the certificates related to the applicable Undercollateralized Subgroup in respect of principal.

PRIORITY OF DISTRIBUTIONS

          On each distribution date, the Available Distribution Amount will be allocated among the classes of certificates, in the following order of priority:

          first, to payment of accrued certificate interest on the related senior certificates (other than any principal-only certificates), reduced by any Prepayment Interest Shortfalls not covered by the Servicers; provided, however, that any shortfall in available amounts will be allocated among the classes of certificates in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon;

          second, to payment of any outstanding interest shortfalls on the related senior certificates (other than any principal-only certificates); provided, however, that any shortfall in available amounts will be allocated among the classes of certificates in proportion to that amount of such interest (as so reduced) that would otherwise be distributable thereon;

          third, to the principal-only certificates, the related Class PO Principal Distribution Amount;

          fourth, to the related senior certificates (other than the principal-only certificates), to the extent of the remaining Available Distribution Amount in an amount up to the Senior Non-PO Principal Distribution Amount; and

          fifth, to the extent of the remaining Available Distribution Amount, to payment to the classes of subordinate certificates, in order of priority, of the following amounts, in order of priority: (x) accrued certificate interest thereon (as reduced by any Prepayment Interest Shortfalls not covered by the Servicers), (y) any outstanding interest shortfalls previously allocated to that class of subordinate certificates, and (z) subject to the next paragraph, the related class's pro rata percentage of the Subordinate Principal Distribution Amount for that distribution date, in reduction of its class principal amount.

          With respect to any class of subordinate certificates, if on any distribution date the Credit Support Percentage is less than that class's original Credit Support Percentage, then no distributions in respect of clauses
(2) and (3) of the definition of Subordinate Principal Distribution Amount will be made to any class of lower priority, and the amount otherwise distributable to such classes in respect of such payments will be allocated among the remaining classes of subordinate certificates, proportionately, based upon their respective principal amounts.

          On and after the Credit Support Depletion Date, the Senior Non-PO Principal Distribution Amount will be distributed among the related senior certificates (other than the interest-only certificates and principal-only certificates) remaining outstanding, in proportion to their respective class principal amounts, until the class principal amounts thereof have been reduced to zero, regardless of the priorities and allocations set forth in the attached Free Writing Prospectus.

          "CREDIT SUPPORT PERCENTAGE" means, for any class of subordinate certificates, the sum of the class percentages of each class of lower priority (without giving effect to distributions on such date).

          "CREDIT SUPPORT DEPLETION DATE" means the distribution date on which the aggregate class principal amount of the subordinate certificates has been reduced to zero.

          "CLASS PO PRINCIPAL DISTRIBUTION AMOUNT" means, for each mortgage group and for each distribution date, the sum of :

          (1) the applicable PO Percentage of the principal portion of each scheduled payment (without giving effect to any Debt Service Reduction occurring prior to the bankruptcy coverage termination date) on each Discount Mortgage Loan for such mortgage group due during the related Due Period;

          (2) the applicable PO Percentage of the sum of each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a mortgagor on a Discount Mortgage Loan in such mortgage group during the related Prepayment Period, (ii) each other unscheduled collection, including any subsequent recovery, insurance proceeds and net liquidation proceeds (other than with respect to any Discount Mortgage Loan in such mortgage group that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Discount Mortgage Loans in such mortgage group received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Discount Mortgage Loan in such mortgage group actually received by the Securities Administrator with respect to the related Prepayment Period;

          (3) with respect to unscheduled recoveries allocable to principal of any Discount Mortgage Loan in such mortgage group that was finally liquidated during the related Prepayment Period, the applicable PO Percentage of the related net liquidation proceeds allocable to principal; and

          (4) any amounts described in clauses (1) through (3) for any previous distribution date that remain unpaid.

          "SENIOR NON-PO PRINCIPAL DISTRIBUTION AMOUNT" means, for each distribution date, the sum of:

          (1) the Non-PO Senior Percentage of the applicable Non-PO Percentage of the principal portion of each scheduled payment (without giving effect to any Debt Service Reduction occurring prior to the bankruptcy coverage termination date) on each Mortgage Component in the related Subgroup due during the related Due Period;

          (2) the Non-PO Senior Prepayment Percentage of the applicable Non-PO Percentage of each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a mortgagor on a Mortgage Component in the related Subgroup during the related Prepayment Period, (ii) each other unscheduled collection, including any subsequent recovery, insurance proceeds and net liquidation proceeds (other than with respect to any Mortgage Component in the related Subgroup that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Components in the related Subgroup received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Component in the related Subgroup actually received by the Securities Administrator with respect to the related Prepayment Period;

          (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Component in the related Subgroup that was finally liquidated during the related Prepayment Period, the lesser of (a) the applicable Non-PO Percentage of the related net liquidation proceeds allocable to principal and
(b) the product of the Non-PO Senior Prepayment Percentage for that date and the applicable Non-PO Percentage of remaining scheduled principal balance of such Mortgage Component at the time of liquidation; and

          (4) any amounts described in clauses (1) through (3) for any previous distribution date that remain unpaid.

          "NON-PO SENIOR PREPAYMENT PERCENTAGE" means, for any distribution date occurring during the five years beginning on the first distribution date, 100%. Thereafter, the Non-PO Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described below. The Non-PO Senior Prepayment Percentage for any distribution date occurring on or after the fifth anniversary of the first distribution date will be as follows:

               - for any distribution date in the first year thereafter, the Non-PO Senior Percentage plus 70% of the Non-PO Subordinate Percentage for that distribution date;

               - for any distribution date in the second year thereafter, the Non-PO Senior Percentage plus 60% of the Non-PO Subordinate Percentage for that distribution date;

               - for any distribution date in the third year thereafter, the Non-PO Senior Percentage plus 40% of the Non-PO Subordinate Percentage for that distribution date;

               - for any distribution date in the fourth year thereafter, the Non-PO Senior Percentage plus 20% of the Non-PO Subordinate Percentage for that distribution date; and

               - for any subsequent distribution date, the Non-PO Senior Percentage for that distribution date;

provided, however, if on any distribution date the Non-PO Senior Percentage exceeds the initial Non-PO Senior Percentage, the Non-PO Senior Prepayment Percentage for that distribution date will once again equal 100%. Notwithstanding the foregoing, no decrease in the Non-PO Senior Prepayment Percentage below the level in effect for the most recent prior period specified above will be effective if, as of that distribution date as to which any such decrease applies:

          (1) the average outstanding principal balance on that distribution date and for the preceding five distribution dates of all Mortgage Loans that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure or bankruptcy and Mortgage Loans with respect to which the related mortgaged property has been acquired by the Servicers through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan ("REO PROPERTY")) is greater than or equal to 50% of the total certificate principal amount of the subordinate certificates immediately prior to such distribution date, or

          (2) cumulative Realized Losses with respect to the Mortgage Loans exceed:

               (a) with respect to any distribution date on or after the fifth anniversary but prior to the sixth anniversary of the first distribution date, 30% of the original total certificate principal amount of the subordinate certificates:

               (b) with respect to any distribution date on or after the sixth anniversary but prior to the seventh anniversary of the first distribution date, 35% of the original total certificate principal amount of the subordinate certificates;

               (c) with respect to any distribution date on or after the seventh anniversary but prior to the eighth anniversary of the first distribution date, 40% of the original total certificate principal amount of the subordinate certificates;

               (d) with respect to any distribution date on or after the eighth anniversary but prior to the ninth anniversary of the first distribution date, 45% of the original total certificate principal amount of the subordinate certificates; and

               (e) with respect to any distribution date on or after the ninth anniversary of the first distribution date, 50% of the original total certificate principal amount of the subordinate certificates.

After the total certificate principal amount of the senior certificates (other than the interest-only certificates and the principal-only certificates) has been reduced to zero, the Non-PO Senior Prepayment Percentage will be zero.

          "NON-PO SUBORDINATE PREPAYMENT PERCENTAGE" means, for any distribution date, the difference between 100% and the Non-PO Senior Prepayment Percentage for such date.

          "NON-PO SENIOR PERCENTAGE" means, for any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate class principal amount of the senior certificates (other than the principal-only certificates) immediately prior to such distribution date and the denominator of which is the Non-PO Allocated Amount.

          "NON-PO SUBORDINATE PERCENTAGE" means, for any distribution date, the difference between 100% and the Non-PO Senior Percentage for such date.

          "NON-PO PERCENTAGE" means, (i) with respect to group 1 and any Discount Mortgage Loan, the percentage equivalent of a fraction, the numerator of which is the net mortgage rate and the denominator of which is 5.50% and (ii) with respect to group 2 and any Discount Mortgage Loan, the percentage equivalent of a fraction, the numerator of which is the net mortgage rate and the denominator of which is 6.00%; and with respect to any Non-Discount Mortgage Loan, 100%.

          "PO PERCENTAGE" means, (i) with respect to group 1 and each Discount Mortgage Loan, the percentage equivalent of a fraction, the numerator of which is 5.50% minus the applicable net mortgage rate and the denominator of which is 5.50% and (ii) with respect to group 2 and each Discount Mortgage Loan, the percentage equivalent of a fraction, the numerator of which is 6.00% minus the applicable net mortgage rate and the denominator of which is 6.00%; and with respect to any Non-Discount Mortgage Loan, 100%.

          "DISCOUNT MORTGAGE LOAN" means (i) for the Mortgage Loans in group 1, any Mortgage Loan with a net mortgage rate less than 5.50% per and (ii) for the Mortgage Loans in group 2, any Mortgage Loan with a net mortgage rate less than 6.00%.

          "NON-DISCOUNT MORTGAGE LOAN" means any Mortgage Loan that is not a Discount Mortgage Loan.

          "NON-PO ALLOCATED AMOUNT" means, generally, as of any date of determination, the amount calculated by (i) multiplying the outstanding principal balance of each Mortgage Loan as of such date by the Non-PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

          "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" means, for each distribution date, the sum of:

          (1) the Non-PO Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of each scheduled payment (without giving effect to any Debt Service Reduction occurring prior to the bankruptcy coverage termination date) on each Mortgage Component due during the related Due Period;

          (2) the Non-PO Subordinate Prepayment Percentage of the applicable Non-PO Percentage of each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a mortgagor on a Mortgage Component during the related Prepayment Period, (ii) each other unscheduled collection, including any subsequent recovery, insurance proceeds and net liquidation proceeds (other than with respect to any Mortgage Component that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Components received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Component actually received by the Securities Administrator with respect to the related Prepayment Period;

          (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Component that was finally liquidated during the related Prepayment Period, the applicable Non-PO Percentage of the related net liquidation proceeds allocable to principal to the extent not distributed pursuant to subsection (3) of the definition of Senior Non-PO Principal Distribution Amount; and

          (4) any amounts described in clauses (1) through (3) for any previous distribution date that remain unpaid.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE CERTIFICATES

          The rights of the holders of the subordinate certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinate certificates to receive such payments will be further subordinated to the rights of any such class or classes of subordinate certificates with lower numerical class designations. The subordination of the subordinate certificates to the senior certificates and the further subordination among the subordinate certificates is intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses as discussed at "-Allocation of Realized Losses" below.

ALLOCATION OF REALIZED LOSSES

          If a Realized Loss occurs, then, on the applicable distribution date, in the case of any Mortgage Loan, the Non-PO Percentage of the principal portion of that Realized Loss will be allocated first, to reduce the class principal amounts of the subordinate certificates, in inverse order of priority, until the class principal amounts thereof have been reduced to zero, and second, to the related senior certificates (other than the interest-only certificates and the principal-only certificates) pro rata based on the outstanding principal balance.

          The class principal amount of the lowest ranking class of subordinate certificates then outstanding will also be reduced by any Subordinate Certificate Writedown Amount. However, on any distribution date on which a subsequent recovery is distributed, the class principal amount of any class of subordinate certificates then outstanding will be increased, in order of seniority, by an amount equal to the lesser of (i) the amount the class has been reduced by any Realized Losses or any Subordinate Certificate Writedown Amount, as applicable, which has not been previously increased by any subsequent recovery and (ii) the total amount of any subsequent recovery distributed on such date to classes of subordinate certificates or senior certificates (other than the interest-only certificates and the principal-only certificates), after application (for this purpose) to more senior classes of subordinate certificates or senior certificates (other than the interest-only certificates and the principal-only certificates).

          "SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT" means the amount, if any, by which the aggregate class principal amount of the classes of subordinate certificates and the class principal amount of the senior certificates (other than the interest-only certificates and the principal-only certificates) on any distribution date (after giving effect to distributions of principal and allocations of Realized Loss on that distribution date) exceeds the Non-PO Allocated Amount for the related distribution date.

          On any distribution date on which a subsequent recovery is distributed, the class principal amount of the senior certificates (other than the principal-only certificates and the interest-only certificates) for which any Realized Loss previously has been applied will be increased by an amount equal to the amount that the senior certificates (other than the principal-only certificates and the interest-only certificates) has been reduced by and which has not been previously increased by any subsequent recovery.

          If a Realized Loss occurs with respect to any Discount Mortgage Loan, the applicable PO Percentage of the principal portion of that Realized Loss will be allocated to the principal-only certificates in reduction of their class principal amounts.

          As used herein, "LIQUIDATED MORTGAGE LOAN" means any defaulted Mortgage Loan as to which the applicable Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

          "REALIZED LOSSES" means either (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan, or (b) the amount of any Deficient Valuation. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest and finally, to principal.

          "DEBT SERVICE REDUCTION" means a reduction in the amount of the monthly payment due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal.

          "DEFICIENT VALUATION" means, with respect to any Mortgage Loan, a valuation of the mortgaged property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

REPORTS TO CERTIFICATEHOLDERS

          On each distribution date, the Securities Administrator will make available to each certificateholder and other interested parties a statement (based on information received from the Master Servicer, which information was provided by the Servicers to the Master Servicer) generally setting forth, among other things:

          - the amount of the distributions, separately identified, with respect to each class of certificates;

          - the amount of the distributions set forth above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

          - the amount of the distributions set forth above allocable to interest and how it was calculated;

          - the amount of any unpaid Interest Shortfall (if applicable) and the related accrued interest thereon, with respect to each class of certificates;

          - the class principal amount of each class of certificates (other than the interest-only certificates) after giving effect to the distribution of principal on that distribution date;

          - the pool balance and the net WAC of the Mortgage Loans at the end of the related prepayment period;

          - the Non-PO Senior Percentage and Non-PO Subordinate Percentage for the following distribution date;

          - the Non-PO Senior Prepayment Percentage and Non-PO Subordinate Prepayment Percentage for the following distribution date;

          - the amount of the servicing fee paid to or retained by the Servicers;

          -    the amount of monthly advances for the related Due Period;

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          -    the number and aggregate principal balance of the Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days,
               (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that distribution date as determined in accordance with the MBA methodology;

          - for any Mortgage Loan as to which the related mortgaged property was an REO Property during the preceding calendar month, the loan number, the principal balance of that Mortgage Loan as of the close of business on the last day of the related Due Period and the date of acquisition of the REO Property;

          - the total number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

          - the amount of Realized Losses incurred during the preceding calendar month;

          - the cumulative amount of Realized Losses incurred since the closing date;

          - the Realized Losses, if any, allocated to each class of certificates on that distribution date; and

          - the amount of compensating interest shortfalls, if any, allocated to each class of certificates on that distribution date.

          The Securities Administrator may make available each month, to any interested party, the monthly statement to certificateholders via the Securities Administrator's website. The Securities Administrator will also make available on its website any reports on Form 10-D, Form 10-K and Form 8-K that have been prepared and filed by the Securities Administrator with respect to the Issuing Entity promptly after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager - MANA 2007-F1 . The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

          In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

VOTING RIGHTS

          The certificates will be allocated 100% of all voting rights under the Pooling and Servicing Agreement. Voting rights will be allocated among the classes of certificates in proportion to their respective class principal amounts, and among certificates of each class in proportion to their Percentage

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Interests. The "PERCENTAGE INTEREST" of a certificate will be a fraction, expressed as a percentage, the numerator of which is that certificate's class principal amount and the denominator of which is the applicable class principal amount.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING AND COLLECTION PROCEDURES

          The Servicers will service the Mortgage Loans pursuant to the related Servicing Agreement. Servicing functions to be performed by the Servicers under the Servicing Agreements include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims, and, if necessary, foreclosure. The Servicers may contract with subservicers to perform some or all of such servicing duties, but the Servicers will not thereby be released from its obligations under the Servicing Agreement. When used herein with respect to servicing obligations, the term "Servicer" includes a subservicer.

          The Servicers will make reasonable efforts to collect all payments called for under the applicable Mortgage Loans and will, consistent with the applicable Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to Mortgage Loans that are comparable to the Mortgage Loans. Consistent with the above, each Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies.

          Each Servicer will establish and maintain one or more escrow accounts. Each escrow account and the investment of deposits therein shall comply with the requirements of the related Servicing Agreement and shall meet the requirements of the rating agencies. Each Servicer will deposit and retain in the related escrow account all collections from the mortgagors for the payment of taxes, assessments, insurance premiums or comparable items as agent of the mortgagors as provided in the related Servicing Agreement. Withdrawals of amounts from the escrow accounts may be made only to effect timely payment of taxes, assessments, insurance premiums or comparable items, to reimburse the related Servicer or the Master Servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the escrow accounts, to pay earnings not required to be paid to mortgagors to the Master Servicer or the related Servicer, or to clear and terminate the escrow accounts at or at any time after the termination of the related Servicing Agreement.

          The Servicers may solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such solicitation or action may cause the rate of prepayments on the Mortgage Loans to occur at a faster rate than might otherwise be the case.

          The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, the Master Servicer Collection Account, into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Pooling and Servicing Agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement and shall meet the requirements of the rating agencies. The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the Trustee in such permitted investments selected by the Master Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer shall be entitled to any amounts earned and will be liable for any losses in permitted investments in the Master Servicer Collection Account.

          The Securities Administrator shall establish and maintain in the name of the Securities Administrator, for the benefit of the certificateholders, the Certificate Account, into which on the day prior to each distribution date it will deposit all amounts transferred to it by the Master Servicer from the Master Servicer Collection Account. All amounts deposited in the Certificate Account shall be held in the name of the Securities Administrator in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Certificate Account may be invested in the name of the Securities Administrator, in such permitted investments selected by the Securities Administrator as set forth in the Pooling and Servicing Agreement. The Securities Administrator will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Certificate Account.

          The Sponsor has the right to cause the servicing rights of the Mortgage Loans currently serviced by Wilshire Credit Corporation and PHH Mortgage Corporation to be transferred to another qualified servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The Servicers will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." Each Servicer also is entitled to receive, as additional servicing compensation, excess proceeds from REO Property sales and all service-related fees, including all late payment charges, insufficient funds charges, assumption fees, modification fees, extension fees and other similar charges (other than prepayment charges) and all investment income earned on, or benefits from, amounts on deposit in the related Collection Account and amounts on deposit in the escrow accounts not required to be paid to the mortgagors. Each Servicer is obligated to pay certain ongoing expenses associated with the related Mortgage Loans in connection with its responsibilities under the related Servicing Agreement.

ADJUSTMENT TO SERVICING FEES IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

          When a mortgagor prepays all of a Mortgage Loan between scheduled payment dates, the mortgagor pays interest on the amount prepaid only from the last scheduled payment date to the date of the prepayment, thereby causing a shortfall in interest for that month. The related Servicer will be required to deposit Compensating Interest into the Certificate Account in an amount equal to any Prepayment Interest Shortfall with respect to prepayments in full received during the Prepayment Period; provided, however, that the amount so deposited with respect to any distribution date shall be limited to a portion of the total amount of servicing fees received on the Mortgage Loans serviced by it for the applicable distribution date. The Master Servicer, solely in its capacity as successor servicer, will be obligated, in accordance with the terms of the Pooling and Servicing Agreement, to make such Compensating Interest payments in the event that such Servicer is required to and fails to do so.

ADVANCES

          Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each distribution date, from its own funds, or funds in the related Collection Account that are not otherwise required to be remitted to the Certificate Account for such distribution date, monthly advances.

          Monthly advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make monthly advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such monthly advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans and subject to certain limitations related to the length of delinquency on such Mortgage Loans and non-regularly scheduled monthly payments set forth in the applicable Servicing Agreement. Any failure by a Servicer to make a monthly advance as required under the applicable Servicing Agreement will constitute a default thereunder, in which case the Master Servicer will be required, solely in its capacity as successor servicer, to make a monthly advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a monthly advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any determination date to make a monthly advance, such monthly advance will be included with the payment to certificateholders on the related distribution date.

EVIDENCE AS TO COMPLIANCE

          The Servicers, the Master Servicer and the Securities Administrator will provide to the Depositor, the Master Servicer and the Securities Administrator, as applicable, a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB SERVICING CRITERIA"). The Pooling and Servicing Agreement will provide that (1) the Master Servicer will provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria applicable to it and (2) the Securities Administrator will provide to the Depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to it. Each Servicing Agreement will provide that the related Servicer will provide to the Master Servicer and the Depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to it. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB, will also provide to the Depositor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria.

          Each party that is required to deliver a report on assessment of servicing compliance, will also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

          The Pooling and Servicing Agreement also provides for delivery to the Depositor and the Securities Administrator, on or before a specified date in each year, a separate annual statement of compliance from the Master Servicer and the Securities Administrator pursuant to Item 1123 of Regulation AB to the effect that, to the best knowledge of the signing officer, the Master Servicer and the Securities Administrator, as applicable, have fulfilled in all material respects their obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. The Servicing Agreement will also provide for delivery to the Depositor and Master Servicer, on or before a specified date in each year, a separate annual statement of compliance from each Servicer pursuant to Item 1123 of Regulation AB.


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

          The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports prepared and filed by the Securities Administrator with respect to the Issuing Entity pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator promptly after such material is electronically filed with, or furnished to, the SEC.


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

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

          The certificates will be issued pursuant to the Pooling and Servicing Agreement. The certificates in certificated form will be transferable and exchangeable at the office of the Securities Administrator, which will serve as certificate registrar and paying agent.

ASSIGNMENT OF MORTGAGE LOANS

          The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off date, other than Scheduled Payments due on or before that date. As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Pooling and Servicing Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording) or, in the case of a co-op loan, the original security agreement and related documents, (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a co-op loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a co-op loan) and (5) the originals of any assumption, modification, extension or guaranty agreements.

          Pursuant to the terms of the sale agreement, the Sponsor will make certain representations and warranties concerning the related Mortgage Loans that generally include representations and warranties similar to those summarized in the Prospectus under the heading "Description of the Agreements--Representations and Warranties; Repurchases." These representations and warranties will be brought forward to the closing date. Within the period of time specified in the sale agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of certificates in a Mortgage Loan, or receipt of notice of such breach, the Sponsor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Issuing Entity in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

          To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not purchased by the Sponsor and a realized loss occurs with respect to that Mortgage Loan, holders of the certificates may incur a loss.

AMENDMENT

          The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without the consent of certificateholders, for any of the purposes set forth under "Description of the Agreements--Amendment" in the Prospectus, including, without limitation, for the purpose of compliance with Regulation AB. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, and the holders of a 66 2/3% Percentage Interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders, with certain limitations.


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

OPTIONAL TERMINATION OF THE CERTIFICATES

          On any distribution date on or after the first distribution date on which the aggregate outstanding principal balance of the mortgage loans as of the related due date is equal to or less than 10% of the principal balance of the mortgage loans (in the aggregate) as of the cut-off date, the Securities Administrator will attempt to terminate the Issuing Entity through an auction process and thereby effect the retirement of all of the certificates. The Securities Administrator will attempt to auction the remaining Issuing Entity assets via a solicitation of bids from at least three bidders. Any such termination will occur only if the highest bid received is at least equal to the sum of (i) the then aggregate outstanding principal balance of the mortgage loans (or if such mortgage loan is an REO property, the fair market value of such REO property), plus accrued interest thereon through the due date in the month in which the proceeds of the auction will be distributed on the certificates, (ii) any unreimbursed out-of-pocket costs, indemnity amounts and expenses owed to the Trustee, the Securities Administrator, the Master Servicer and the Servicers and all unreimbursed monthly advances, (iii) any unreimbursed cost, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to any of the mortgage loans of any predatory or abusive lending law, and (iv) all reasonable fees and expenses incurred by the Securities Administrator in connection with such auction. Proceeds from the purchase will be distributed to the certificateholders in the order of priority described herein. Any such optional termination of the Issuing Entity will result in an early retirement of the certificates. If the Issuing Entity is not terminated because a sufficient purchase price is not achieved at such auction, the Master Servicer, or the Servicers, may purchase all of the mortgage loans, which similarly would result in the termination of the Issuing Entity.

EVENTS OF DEFAULT

          Events of default under the Pooling and Servicing Agreement consist of
(i) failure by the Master Servicer to cause to be deposited in the Certificate Account amounts required to be deposited by the Master Servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for three
(3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,
(ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it, and such failure continues unremedied for sixty (60) days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, or (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations.

INDEMNIFICATION AND LIMITATION OF LIABILITY

          The Pooling and Servicing Agreement and the Servicing Agreements will provide that the Trustee, the Master Servicer, the Servicers, the Securities Administrator, and any officer, employee or agent thereof will be indemnified from the Issuing Entity and will be held harmless against any loss, liability, damage, cost or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created under the Pooling and Servicing Agreement and (ii) the performance of their duties under the Pooling and Servicing Agreement or the Servicing Agreements, including any applicable fees and expenses payable under the Pooling and Servicing Agreement, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties thereunder. The Trustee, the Master Servicer, the Servicers and the Securities Administrator also will be entitled to reimbursement by the Issuing Entity of all reasonable expenses, disbursements and advances incurred or made by the Trustee, the Master Servicer, the Servicers and the Securities Administrator in accordance with the Pooling and Servicing Agreement or the Servicing Agreements (including the fees and expenses of its counsel), except any such expenses, disbursements and advances that are not unanticipated or arise from its negligence, bad faith or willful misconduct.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

          The yields to maturity (or to early termination) of the offered certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the offered certificates and other factors.

          Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. Some of the Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the Mortgaged Properties, changes in the value of the Mortgaged Properties, mortgage market interest rates, servicing decisions and possible solicitation of borrowers by the Originator to refinance their Mortgage Loans. The Mortgage Loans generally have due-on-sale clauses.

          The Servicers may solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such solicitation or action may cause the rate of prepayments on the Mortgage Loans to occur at a faster rate than might otherwise be the case.

          The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the offered certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

          If you purchase any of the senior certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Mortgage Loans will result in an actual yield that is lower than your expected yield. In particular, the interest-only certificates will be highly sensitive to the rate and timing of principal payments. If you purchase interest-only certificates, you should fully consider the risk that a rapid rate of principal payments on the Mortgage Loans will have a negative effect on your expected yield and, under certain circumstances, you might fail to recoup your initial investment.

          From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. The Sponsor will represent and warrant that as of the closing date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of certificateholders, the Sponsor will be required to repurchase the affected Mortgage Loan or substitute another Mortgage Loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the closing date, the Sponsor will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the Mortgage Loans in whole or in part. Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the offered certificates and will reduce the yields on the offered certificates to the extent they are purchased at a premium.

          Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

          Some of the Mortgage Loans provide for no monthly payments of principal for the first five, ten or fifteen years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such five, ten or fifteen year period. In addition, because no principal is due on the Mortgage Loans during such initial five, ten or fifteen year period, the certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the Mortgage Loans are recalculated on the basis of level payment amortization schedules, as described herein, principal payments on the certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the Mortgage Loans were calculated on the basis of a 30-year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

          As described under "Description of the Certificates--Distributions of Principal" herein, scheduled and unscheduled principal payments on the Mortgage Loans will generally be allocated disproportionately to the senior certificates during the first several years following the closing date or if certain conditions are met. Such allocation will initially accelerate the amortization of the senior certificates.

          The yields on the offered certificates may also be adversely affected by net Prepayment Interest Shortfalls. The yield on each class of offered certificates will be affected by the Mortgage Rates of the

Mortgage Loans from time to time, as described under "Risk Factors--Prepayments are Unpredictable and Affect Yield."

          The yields to investors in the offered certificates will be affected by the exercise of the optional clean-up call, as described herein. If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Sponsor due to breaches of representations and warranties.

          Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield may be lower than that so calculated.

          The effective yield to holders of the offered certificates will be lower than the yield otherwise produced by the applicable certificate interest rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following business day if such day is not a business day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

          On each distribution date, the holders of classes of certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such distribution date before any distributions are made on any class of certificates subordinate to such higher ranking class. As a result, the yields to maturity and the aggregate amount of distributions on the subordinate certificates will be more sensitive than the yields of higher ranking certificates to the rate of delinquencies and defaults on the Mortgage Loans.

          As more fully described herein, the principal portion of Realized Losses on the Mortgage Loans will be allocated first to the lower ranking class of subordinate certificates, then to the higher ranking class of subordinate certificates, in inverse order of priority, until the class principal amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the senior certificates. The interest portion of Realized Losses on the Mortgage Loans will reduce the amount available for distribution on the related distribution date to the lowest ranking class outstanding on such date.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

          For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "Risk
Factors--Prepayments Are Unpredictable and Affect Yield."

          The weighted average life of an offered certificate is determined by
(1) multiplying the net reduction, if any, of the applicable class principal amount by the number of years from the date of issuance of the offered certificate to the related distribution date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of class principal amount described in (1) above.

                         FEDERAL INCOME TAX CONSEQUENCES

          The Pooling and Servicing Agreement provides that elections will be made to treat the Issuing Entity as including, for federal income tax purposes, one or more real estate mortgage investment conduits ("REMICS") in a tiered REMIC structure. Each class of offered certificates (other than the residual class of certificates) will represent a REMIC regular interest and the residual class of certificates will represent ownership of the single class of residual interest in each of the REMICs.

          In addition to representing the beneficial ownership of the corresponding interest in a REMIC, each class of offered certificates may also represent certain contractual rights and obligations to receive or make certain non-REMIC payments. Such rights and obligations will not, for federal income tax purposes, be treated as interests in a REMIC. Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of such rights and obligations.

          Upon the issuance of the offered certificates, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the terms of the Pooling and Servicing Agreement and the Servicing Agreements and the accuracy of certain representations made to it by the Depositor and certain representations made in connection with the transfer of the Mortgage Loans, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "CODE").

          The REMIC regular interests represented by the offered certificates (other than the residual class of certificates) may be treated as having been issued with original issue discount ("OID"). No representation is made that the Mortgage Loans will, in fact, prepay at that rate or any other rate.

          Under federal income tax law, a certificateholder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner may be subject to backup withholding with respect to payments on the certificates. The current backup withholding rate is 28%. This rate is scheduled to adjust for tax years after 2010. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding" in the Prospectus for a general discussion of the mechanics of backup withholding.

THE RESIDUAL CERTIFICATE

          Special tax considerations apply to an investment in the residual certificate. In certain circumstances, the residual certificate can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the residual certificate were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the residual certificate were "excess inclusion" income. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

          Each of the residual interests represented by the residual certificate will be "noneconomic residual interests" for federal income tax purposes. Under applicable Treasury regulations, if a residual certificate is a "noneconomic residual interest," as described in the Prospectus, the transfer of a residual certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Prospectus describes a safe harbor set out under existing regulations under which certain transfers of the residual certificate would be presumed not to have a significant purpose of impeding the assessment or collection of tax. Under final regulations issued by the Treasury Department (the "FINAL REGULATIONS"), a transfer of a noneconomic residual interest will not qualify under this safe harbor unless either (a) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses or (b) the transfer is to certain domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the "safe harbor" provisions under part (b) of this safe harbor. Part (b) of this safe harbor is not available if the facts and circumstances known to the transferor reasonably indicate that the taxes associated with the noneconomic residual interest will not be paid.

          In addition, under the Final Regulations, the safe harbor applies only if the transferee represents that income from the residual certificate will not be attributed to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer. The Final Regulations contain additional detail regarding their application, and prospective investors in the residual certificate should consult their own tax advisors regarding the application of the Final Regulations to a transfer of the residual certificate.

          Under the Pooling and Servicing Agreement, the consent of the Securities Administrator will not be required for the direct or indirect purchase, transfer or sale of the residual certificate. However, as a condition to such transfer, the proposed transferee must provide (i) an affidavit to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and
(ii) a covenant to the effect that it agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

          Under the Pooling and Servicing Agreement, the consent of the Securities Administrator will not be required for the direct or indirect transfer of any ownership interest in the residual certificate to a non-U.S. Person. However, as a condition to such transfer, such non-U.S. Person will be required to provide the certificate registrar and the transferor with a duly completed Internal Revenue Service Form W-8ECI.

          In addition, as a condition to the transfer of any interest in the residual certificate, the Securities Administrator may require the proposed transferee to provide an opinion of counsel to the effect that the proposed transferee is neither a disqualified organization nor an agent or nominee thereof and is not a non-U.S. Person which has not provided a duly completed Form W-8ECI.

          An individual, trust or estate that holds the residual certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the residual certificate may not be recovered until the termination of the Trust Fund. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the residual certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The Internal Revenue Service may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the Internal Revenue Service. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the residual certificate should consult its tax advisors.

TAX RETURN DISCLOSURE REQUIREMENTS

          Taxpayers are required to report certain information on Internal Revenue Service Form 8886 if they participate in a "reportable transaction." Holders of offered certificates should consult with their tax advisors as to the need to file Internal Revenue Service Form 8886 with their federal income tax returns.

                                  ERISA MATTERS

          Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain duties on and restrict certain transactions by employee benefit plans (within the meaning of Section 3(3) of ERISA) that are subject to Title I of ERISA, "plans" within the meaning of and subject to Section 4975 of the Code (collectively, a "PLAN"), and entities the underlying assets of which are deemed to include assets of any such Plan and on persons who are fiduciaries of such Plans with respect to the investment of Plan assets. Governmental plans, certain church plans, and other plans that are not subject to Title I of ERISA or Section 4975 of the Code nonetheless may be subject to any state, local, federal, non-U.S. or other law substantively similar to Title I of ERISA or Section 4975 of the Code ("SIMILAR LAW"). Any fiduciary or other person making a decision to invest assets of a Plan or a plan subject to Similar Law in the offered certificates should review carefully with their legal advisers whether the acquisition or holding of the offered certificates could constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, a violation of ERISA fiduciary duties, or a violation of Similar Law. The residual certificate may not be acquired by a Plan or by a plan subject to Similar Law; therefore, references in the following discussion to the offered certificates do not apply, in general, to the residual certificate. See "ERISA Considerations" in the Prospectus.

          In general, any fiduciary considering an investment of Plan assets in the offered certificates should consider the "Risk Factors" discussed in this Free Writing Prospectus Supplement and whether such purchase would be appropriate under the general fiduciary standards, including, but not limited to
(a) whether the fiduciary has the authority to make the investment under the appropriate governing Plan instruments, (b) whether the investment meets standards of prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio, and the Plan's need for sufficient liquidity to pay benefits when due in the event that there is no ready market for the certificates at such time,
(c) whether the investment is made solely in the interest of participants and beneficiaries of the Plan, and (d) whether the investment constitutes a direct or indirect non-exempt prohibited transaction. A fiduciary deciding whether to invest the assets of a Plan in the offered certificates should consider in particular, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

          Section 406 of ERISA prohibits Plans to which it applies from engaging in transactions described therein, and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975(c) of the Code. The prohibited transactions described in these provisions are transactions that involve the assets of a Plan, and to which a person related to the Plan (a "party in interest" as defined in ERISA or a "disqualified persons" as defined in the Code) is a party. For example, the acquisition or holding of the offered certificates by or on behalf of a Plan could be considered to constitute or give rise to a prohibited transaction if the Trustee is or becomes a party in interest or disqualified person with respect to the Plan, unless an exemption from the prohibited transaction rules applies.

          The U.S. Department of Labor has granted an exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption 90-25, 55 Fed. Reg. 21459 (1990), as amended) from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemption (the "UNDERWRITER'S EXEMPTION").

          Each of the conditions listed below must be satisfied for the Underwriter's Exemption to apply:

          - The acquisition of the offered certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

          - The offered certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, in the case of a Designated Transaction (defined below)) from a rating agency identified in the Underwriter's Exemption, such as Fitch, Moody's or S&P.

          - The Trustee must not be an affiliate of any other member of the "restricted group" (as defined below) other than the Underwriter.

          - The sum of all payments made to and retained by the Underwriter in connection with the distribution of the offered certificates represents not more than reasonable compensation for underwriting the offered certificates; the sum of all payments made to and retained by the Originator and the Depositor pursuant to the assignment of the trust assets to the Issuing Entity represents not more than the fair market value of such assets; and the sum of all payments made to and retained by the Servicers represents not more than reasonable compensation for each Servicer's services under its Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

          - The Plan investing in the offered certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

          The Trust Fund must also meet each of the requirements listed below:

          - The corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools.

          - Certificates representing beneficial ownership in such other investment pools must have been rated in one of the three highest generic rating categories (four, in the case of a Designated Transaction) by a rating agency for at least one year prior to the Plan's acquisition of the offered certificates.

          - Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the offered certificates.

          The term "DESIGNATED TRANSACTION" means a transaction in which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real estate or leasehold interests therein.

          Moreover, the Underwriter's Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group (as defined below)) to acquire indebtedness of a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

          - in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the trust are acquired by persons independent of the restricted group;

          - such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

          - the Plan's investment in the offered certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

          - immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

          The term "RESTRICTED GROUP" means the group consisting of the Depositor, the Master Servicer, the Servicers, the Trustee, the Underwriter, any indemnitor or any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, or any affiliate of these parties.

          It is expected that the Underwriter's Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the residual certificate) and that all conditions of the Underwriter's Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

          It is expected that the Underwriter's Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Residual Certificate) that have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from a rating agency and that all conditions of the Underwriter's Exemption other than those within the control of the investors will be met. The rating of a class of offered certificates may change. If a class of offered certificates no longer has a rating of at least "BBB-," certificates of that class will no longer be eligible for relief under the Underwriter's Exemption and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Underwriter's Exemption to dispose of it). In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

          In the event that any of the Mortgage Loans in the mortgage pool have loan-to-value ratios in excess of 100%, any subordinate certificates and any certificates that have not received a rating from a Rating Agency at the time of acquisition that is in one of the two highest generic rating categories will not be offered for sale, and may not be transferred, to any investor unless the Securities Administrator has received (i) a representation from the transferee that such transferee is not a Plan or a plan subject to Similar Law, and is not directly or indirectly acquiring such certificate for, on behalf of or with any assets of any such Plan or plan subject to Similar Law, (ii) if such certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the transferee is an insurance company that is acquiring such certificate with assets of an "insurance company general account" as defined in Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of such certificate are covered and exempt under Sections I and III of PTCE 95-60, or (iii) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of such certificate by the transferee will not result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Depositor, the Securities Administrator, the Master Servicer, the Servicers or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Securities Administrator, the Master Servicer, the Servicers or the Trustee. If such certificates are not in the form of Definitive Certificates, the transferee will be deemed to have made the representations in (i) or (ii) above.

          Because of the characteristics of the Residual Certificate, the Residual Certificate may not be acquired by a Plan or a plan subject to Similar Law. Consequently, transfers of the Residual Certificate will not be registered unless the Securities Administrator receives a representation from the transferee of the Residual Certificate to the effect that the transferee is not, and is not acting for, on behalf of or with any assets of, a Plan or a plan subject to Similar Law.

          Any purported transfer of a certificate or any interest therein in violation of the representations described in the immediately preceding two paragraphs shall be void and of no effect, and the next preceding permitted beneficial owner will be treated as the beneficial owner of the certificate. The Securities Administrator shall be entitled, but not obligated, to recover from any holder of such certificate that was in fact a Plan or plan subject to Similar Law and that held such certificate in violation of such representation all payments made on such certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to such last preceding beneficial owner.

          Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Underwriter's Exemption and PTCE 83-1 (described in the Prospectus), and the potential consequences in their specific circumstances prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  LEGAL MATTERS

          Certain legal matters with respect to the certificates will be passed upon for the Depositor and for the Underwriter by Dechert LLP, New York, New York.

                                     ANNEX A

Global Clearance, Settlement and Tax Documentation Procedures

          Except in limited circumstances, the globally offered Merrill Lynch Alternative Note Asset Trust, Mortgage Loan Asset Backed Certificates, Series 2007-FF1 known as "Global Securities," will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

          Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass through certificate issues.

          Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery against payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

          Beneficial owners of Global Securities that are non U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

Initial Settlement

          All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass through certificate issues in same day funds.

          Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same day funds.

          Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360 day year of twelve 30 day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same day funds settlement. The most direct means of doing so is to pre position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the Relevant Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross market transaction will settle no differently than a trade between two DTC Participants.


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

          Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360 day year of twelve 30 day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities that is a non U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


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

          Exemption for non U.S. Persons (Form W 8BEN). Beneficial owners of Global Securities that are non U.S. Persons and are neither "10 percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code
Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W 8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W 8BEN claiming eligibility for treaty benefits. If the information shown on Form W 8BEN changes, a new Form W 8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

          Exemption for non U.S. Persons with Effectively Connected Income (Form W 8ECI). A non U.S. Person, including a non U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W 8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          The term "U.S. Person" means

          (1) a citizen or resident of the United States,

          (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

          (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

          (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


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